As filed with the Securities and Exchange Commission on June 5, 2018	Registration No. 333-212479

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VanEck SolidX Bitcoin Trust

(Exact name of Registrant as specified in its charter)

Delaware	6221	35-7161067
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	200 Park Avenue New York, New York 10166 (212) 273-9585

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Daniel H. Gallancy

Chief Executive Officer
SolidX Management LLC
200 Park Avenue
New York, New York 10166
(212) 273-9585

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Stuart M. Strauss, Esq.

Jeremy Senderowicz, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

VanEck SolidX Bitcoin Shares	[ ]	[ ]	$1,000,000	$100.70

(1)   Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(d) under the Securities Act of 1933.

(2)   $100.70 was previously paid in the initial filing of the registration statement on Form S-1, filed on July 12, 2016.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2018

[ ],000 VanEck SolidX Bitcoin Shares

VANECK SOLIDX BITCOIN TRUST

The VanEck SolidX Bitcoin Trust (“Trust”) will issue VanEck SolidX Bitcoin Shares (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The investment objective of the Trust is for the Shares to reflect the performance of the price of bitcoin, less the  expenses of the Trust’s operations. The Trust is not actively managed.

The Trust’s assets will consist of bitcoin, an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency. The Trust will occasionally hold cash for short periods in connection with the purchase and sale of bitcoin, and to pay Trust expenses.  The Trust will be responsible for custody of the Trust’s bitcoin.

SolidX Management LLC is the sponsor of the Trust (“Sponsor”). Delaware Trust Company is the trustee (“Trustee”). The Bank of New York Mellon is the administrator (“Administrator”), transfer agent (“Transfer Agent”) and the custodian, with respect to cash, (“Cash Custodian”) of the Trust. Foreside Fund Services, LLC is the order examiner (“Marketing Agent”) in connection with the creation and redemption of Baskets of Shares. Van Eck Securities Corporation (“VanEck”) provides assistance in the marketing of the Shares.

The Shares are issued by the Trust only in one or more blocks of 5 Shares, called a “Basket,” principally in exchange for cash. The Trust will issue and redeem Shares in Baskets to certain registered broker-dealers who have entered into a contract with the Sponsor and Transfer Agent (“Authorized Participants”) on an ongoing basis as described in “Creation and Redemption of Shares.” Baskets will be issued and redeemed on an ongoing basis at net asset value (“NAV”) on the day that an order to create a Basket is accepted by the Transfer Agent and approved by the Marketing Agent.

Prior to this offering, there has been no public market for the Shares. The Shares of the Trust are expected to be listed for trading, subject to notice of issuance, on the Cboe BZX Exchange, Inc. (“Cboe” or the “Exchange”), under the symbol “XBTC”. The market price of the Shares may be different from the NAV per Share for a number of reasons, including price volatility, trading volume, and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise.

Except when aggregated in Baskets, Shares are not redeemable securities.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR RETAIL INVESTORS. THE TRUST WILL HOLD BITCOIN AND THEREFORE MAY BE RISKIER THAN OTHER EXCHANGE TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR FINANCIAL INSTRUMENTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST.  PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 13.

•     Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin will continue to grow. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Shares.

• Bitcoin trading prices are volatile and shareholders could lose all or substantially all of their investment in the Trust.

• Loss of the Trust’s bitcoin may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.	• Regulation of bitcoin continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus (“Prospectus”), or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). “Emerging growth company” does not mean the Trust is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. However, the Trust will not take advantage of any exemptions or other relief provided to emerging growth companies under the JOBS Act. See “Emerging Growth Company Status.”

The Shares are neither interests in nor obligations of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Cash Custodian, the Marketing Agent, VanEck or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

On [•], 2018, an initial purchaser, subject to conditions, deposited cash for the purchase of [•] initial Basket[s] totaling [•] Shares. Delivery of the initial Baskets will be made on or about the date of this Prospectus, upon condition of effectiveness of the related registration statement. The Trust received all proceeds from the offering of the initial Basket[s] in cash in an amount equal to the full price for the initial Basket[s].

	Per Share(1)	Per Basket
Public offering price for initial Baskets(2)	$[•]	$[•]

(1)   The initial Basket[s] [were/was] created at a per share price equal to the value of [25] bitcoin on [ ].

(2)   The initial purchaser may receive commissions/fees from shareholders who purchase shares from the initial Basket[s] through their commission/fee-based brokerage accounts. The price per basket that will be paid in the future by the Authorized Participants may be different than the initial Basket price.

The date of this Prospectus is [      ], 2018.

This Prospectus contains information you should consider when making an investment decision about the Shares.  You may rely on the information contained in this Prospectus.  The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it.  This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in asset prices and market conditions (for bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “The Risks You Face.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor undertakes an obligation to publicly update or conform to actual results any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

i

PROSPECTUS SUMMARY

The following is only a summary of this Prospectus and, while it contains material information about the Trust, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and that may be important to you. You should read this entire Prospectus, including “The Risks You Face” beginning on page 13, and the material incorporated by reference herein before making an investment decision about the Shares.

Bitcoin

A bitcoin is an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency.  Bitcoin with an upper case “B” describes the system as a whole (i.e., the network of computers running the software protocol underlying bitcoin involved in maintaining the database of bitcoin ownership and facilitating the transfer of bitcoin among parties). When written with a lower case “b”, the word bitcoin refers to the unit of account within the Bitcoin network.  The Bitcoin network and the asset, bitcoin, are intrinsically linked and inseparable.

The Bitcoin network, which has existed since 2009, can be used both as a value transfer system (i.e. the transfer of bitcoin from one party to another) and for non-financial applications. Development of the Bitcoin network’s usage for non-financial applications has become increasingly prominent, including applications such as: asset title transfer, secure timestamping, counterfeit and fraud detection systems, secure document and contract signing, distributed cloud storage and identity management. As a mechanism purely for the transfer of value, the Bitcoin network has processed more than 280 million transactions since its inception. Hundreds of thousands of merchants worldwide accept bitcoin for goods and services. To date, venture capitalists have invested more than $1 billion in businesses related to Bitcoin and the blockchain, the technology underlying the Bitcoin network.

The Trust

VanEck SolidX Bitcoin Trust (the “Trust”) was formed as a Delaware statutory trust on September 15, 2016.  The Trust is governed by the Amended and Restated Declaration of Trust and Trust Agreement (“Trust Agreement”) dated [ ] between SolidX Management LLC (the “Sponsor”) and Delaware Trust Company (the “Trustee”). The Trust will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in the Trust’s net assets. The Trust’s assets will consist of bitcoin, the unit of account within the Bitcoin network as described in the preceding paragraphs. The Trust will occasionally hold cash for short periods in connection with the Basket creation and redemption process, and to pay the Sponsor’s Management Fee, the bitcoin Insurance Fee, bitcoin storage fees, salaries of Trust principals and employees and any other Trust expenses and liabilities not assumed by the Sponsor. The Trust will not hold any assets other than bitcoin or cash.

The Trust will buy and sell bitcoin with a view to causing the performance of the Trust to track the price of bitcoin, less the expenses of the Trust’s operations. The Trust will also be responsible for custody of the Trust’s bitcoin. The value of bitcoin will be reported on the Trust’s website daily as measured by the MVIS® Bitcoin OTC Index (“MVBTCO”).

Shares are issued by the Trust only in blocks of 5 Shares called “Baskets” principally in exchange for cash from certain registered broker-dealers (“Authorized Participants”). See “Creation and Redemption of Shares” for requirements to qualify as an Authorized Participant. Baskets will be redeemed by the Trust principally in exchange for the amount of cash corresponding to their redemption value. Baskets may also be created or redeemed partially or wholly in exchange for bitcoin at the discretion of the Sponsor if the Authorized Participant can convey bitcoin directly to the Trust. The Trust issues and redeems Baskets on an ongoing basis at net asset value (“NAV”) to Authorized Participants who have entered into a contract with the Sponsor and the Transfer Agent.

Individual Shares will not be redeemed by the Trust, but are expected to be listed for trading, subject to notice at issuance, on the Exchange under the symbol “XBTC.” The material terms of the Trust and the Shares are discussed in greater detail under the sections “Description of the Trust” and “Description of the Shares.” The Trust is not a registered investment company under the Investment Company Act of 1940, as amended (“1940 Act”), and is not required to register with the Securities and Exchange Commission thereunder. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Trust and the Sponsor are not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

An investment in the Trust may not be suitable for retail investors. Secondary market purchases and sales of Shares are subject to customary brokerage commissions and charges.

The market price of the Shares may not be identical to the NAV per Share. The intra-day indicative value per Share is based on the prior day’s final NAV per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Trust’s bitcoin holdings, to provide a continuously updated indicative intra-day value per Share. The Trust is not involved in or responsible for the calculation or dissemination of the indicative intra-day value per Share and makes no warranty as to the accuracy of the indicative intra-day value per Share.

The Sponsor

The Sponsor is a Delaware limited liability company. The Shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor, its member(s), or any of its affiliates.

The Sponsor: (1) will select the Trustee, Administrator, Transfer Agent, Cash Custodian, Marketing Agent and any other Trust service providers; (2) will negotiate various agreements and fees for the Trust; (3) will develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Shares, and in this respect the Sponsor has engaged Van Eck Securities Corporation (“VanEck”) pursuant to a marketing agent agreement to provide assistance in the marketing of the Shares; (4) will maintain the Trust’s website; and (5) will perform such other services as the Sponsor believes that the Trust may require. The general role and responsibilities of the Sponsor are discussed in greater detail under the section “The Sponsor.”

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor generally oversees the performance of the Trust’s principal service providers, but does not exercise day-to-day oversight of the Trustee, Administrator, Transfer Agent, Cash Custodian, Marketing Agent, VanEck or other such service providers.

The Sponsor may compensate its affiliates for providing marketing and other services to the Trust without any additional cost to the Trust. The Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the Shares. The Internet address of the Trust’s website is [•]. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this Prospectus.

The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: each of the Trustee’s, Administrator’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; index license fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and expenses; and up to $100,000 per annum in legal expenses. The Sponsor will not be responsible for paying the premiums associated with the bitcoin insurance that will be maintained by the Trust. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares. See “The Sponsor,” “The Trust’s bitcoin Security System” and “The Trust’s bitcoin Insurance.”

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Trust’s shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Trust principals and employees, Administrator, Transfer Agent, Cash Custodian, Marketing Agent, VanEck or any other person. See “The Trustee.”

The Administrator

The Administrator is The Bank of New York Mellon. The Administrator is generally responsible for the day-to-day administration and operation of the Trust, including: (1) valuing the Trust’s bitcoin and calculating the net asset value per share of the Trust and the net asset value of the Trust; (2) supplying pricing information to the Sponsor for the Trust’s website; and (3) receiving and reviewing reports on the custody of and transactions in cash and bitcoin from the Cash Custodian and the Trust, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs. The general role and responsibilities of the Administrator are discussed in greater detail under the section “The Administrator.”

The Transfer Agent

The Transfer Agent is The Bank of New York Mellon. Pursuant to the Transfer Agency and Service Agreement between the Trust and the Transfer Agent, the Transfer Agent serves as the Trust’s transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Trust, the Cash Custodian and The Depository Trust Company (“DTC”). See “The Transfer Agent.”

The Marketing Agent

Foreside Fund Services, LLC is the Marketing Agent.  The Marketing Agent’s responsibilities include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with FINRA as required by the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

Custodial Arrangements

The Bank of New York Mellon is the custodian (the “Cash Custodian”) of the cash held by the Trust and has entered into the Cash Custody Agreement in connection therewith.  The Trust will provide custody services relating to custody of the Trust’s bitcoin.  See “The Cash Custodian” and “The Trust.”

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the price of bitcoin, less the expenses of the Trust’s operations. The Trust intends to achieve this objective by investing substantially all of its assets in bitcoin traded primarily in the over-the-counter (“OTC”) markets, though the Trust may also invest in bitcoin traded on domestic and international bitcoin exchanges, depending on liquidity and otherwise at the Trust’s discretion. The Trust will invest in bitcoin on a non-discretionary basis (i.e., without regard to whether the value of bitcoin is rising or falling over any particular period).

Bitcoin is an asset that is not issued by any government, bank or organization.  A bitcoin is an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency.  The asset, bitcoin, is generally written with a lower case “b.” When written with an uppercase “B,” the word “Bitcoin” generally refers to the computers and software (or the protocol) involved in the transfer of bitcoin among users. The computers running Bitcoin software constitute the Bitcoin network.   The asset, bitcoin, is the intrinsically linked unit of account that exists within the Bitcoin network.

The Bitcoin network records each bitcoin balance (i.e., the quantity of bitcoin) held by each user on a database referred to as the blockchain. Each transfer of bitcoin between users is known as a bitcoin transaction. Approximately every ten minutes, the Bitcoin network groups together new transactions into what are referred to as blocks. Transactions in each block refer to transactions in previous blocks, thereby growing the blockchain and enabling it to serve as a consistent database of all bitcoin transactions and balances.  The blockchain’s record of transactions and balances provides a complete historical record of all activity within the Bitcoin network since Bitcoin’s inception in January 2009. Copies of the blockchain are stored on various computers participating in the Bitcoin network. The blockchain can be used for a variety of non-financial applications, but all uses involve the expenditure of some quantity of bitcoin. See “Bitcoin and the Bitcoin Industry.”

The Trust will be insured against loss or theft of bitcoin held by the Trust.  The insurance will cover loss of bitcoin by, among other things, theft, destruction, bitcoin in transit, computer fraud (i.e., hacking attack), and other loss of numerical codes, known as “private keys,” which are necessary to access the bitcoin held by the Trust.  The insurance will not cover certain losses including, but not limited to the following:

      •     Loss caused or contributed by theft or any other fraudulent, dishonest or criminal act committed by a partner, employee or director of the Sponsor or the Trust, controlling more than 25% of the issued share capital of the Sponsor or any of its subsidiaries.

      •     Loss caused by an employee if an elected or appointed official of the Trust or the Sponsor (not in collusion) knows of any act or acts of theft, fraud or dishonesty involving amounts in excess of $5,000 by such employee prior to the Trust’s or Sponsor’s discovery of a loss caused by such act or acts of the employee.

      •     Any and all losses caused by an employee who has access to the private key(s) associated with the Trust’s bitcoin if an elected or appointed official of the Trust or Sponsor becomes aware of any act or acts of theft, fraud or dishonesty by such employee prior to the Trust’s or Sponsor’s discovery of a loss caused by such act or acts.

      •     Loss of the private key(s) associated with the Trust’s bitcoin where such private key(s) is stored or being transmitted between computers or similar electronic devices that are connected to the Internet.

      •     Any and all loss resulting from the network failure of the Bitcoin protocol.

The insurance carries a $500,000 deductible; the Trust will be responsible for any losses up to that amount.

See “The Trust’s bitcoin Insurance.”

Advantages of investing in the Shares include:

      •     Ease and Flexibility of Investment. The Shares will trade on the Exchange and provide shareholders with indirect exposure to the price of bitcoin. The Shares may be bought and sold throughout the business day at real-time market prices on the Exchange like other exchange-listed securities.

      •     Insurance.  As noted above, the bitcoin held by the Trust will be insured against loss or theft of bitcoin.

      •     Diversification.  The correlation between bitcoin and global financial markets for equities, commodities and fixed income has, since bitcoin’s inception in 2009, generally been low, so the Shares may help to diversify an investment portfolio.

The Index

MV Index Solutions GmbH (“MVIS”) is the sponsor for the MVBTCO. MVIS, with the assistance of its affiliates, is also the calculation agent for the MVBTCO.

The MVBTCO is a real-time U.S. dollar-denominated composite reference rate for the price of bitcoin. The MVBTCO calculates the intra-day price of bitcoin every 15 seconds, including a ‘closing price’ as of 4:00 p.m. E.T.  The intra-day price and closing price are based on a methodology that consists of collecting actual firm bid/ask spreads and calculating a mid price from several bitcoin OTC platforms, all of which are U.S.-based entities, included within the index. As of [ ], 2018, the bitcoin OTC platforms that have entered into an agreement with MVIS for inclusion in the MVBTCO are [ ]. The logic utilized for the derivation of the daily closing index level for the MVBTCO is intended to analyze actual firm bid/ask data, verify and refine the data set, and yield an objective, fair-market value of one bitcoin as of 4:00 p.m. E.T. each weekday, priced in U.S. dollars.  As discussed herein, the MVBTCO intra-day price and the MVBTCO closing price are collectively referred to as the MVBTCO price, unless otherwise noted.  MVIS’s MVBTCO index has been in operation since [ ].  In the event the MVBTCO is unavailable for use in calculating the intra-day and closing prices, the Sponsor will use the alternative pricing sources described under “DESCRIPTION OF THE TRUST – Pricing Sources.”

The key elements of the algorithm underlying the MVBTCO include:

      •     Equal weighting of OTC platforms. This mitigates the impact of spikes at single platforms.

      •     Using firm bid/ask spreads and the respective mid prices, which are consistently available.

Pricing Information Available on the Exchange and Other Sources

The following table lists the Exchange symbols and their descriptions with respect to the Shares and the MVBTCO:

Ticker                                                 Description

XBTC                                                 Market price per Share on the Exchange

[•]                                                       Indicative intra-day value per Share

[•]                                                       End of day NAV

[•]                                                       Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “XBTC”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share (symbol: “[•]”) will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day NAV (symbol: “[•]”) will be published as of the close of business by market data vendors and available on the Sponsor’s website at [•], or any successor thereto, and will be published on the consolidated tape.

The number of outstanding Shares (symbol: “[•]”) will be published once every 15 seconds throughout the trading day and as of the close of business for the Exchange on the consolidated tape by market data vendors.

Any adjustments made to the MVBTCO will be published on the MVIS website at https://www.mvis-indices.com/ or any successor thereto.

The intra-day levels and closing levels of the MVBTCO are published by MVIS, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

MVIS makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the MVBTCO index for any purpose.  Index information and any other data calculated and/or disseminated, in whole or part, by MVIS is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis.  MVIS does not warrant that the index information will be uninterrupted or error-free, or that defects will be corrected.  MVIS also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services.  Investors should undertake their own due diligence regarding securities and investment practices.

Summary Risk Factors

An investment in the Shares is speculative and involves a high degree of risk. There is no assurance the Trust will achieve its investment objective or avoid substantial losses. A potential shareholder should not invest in the Shares unless he or she can afford to lose the entire investment. Before investing in the Shares, a potential shareholder should be aware of the various risks of investing in the Trust, including those described below. Additional risks and uncertainties not presently known by the Trust or not presently deemed material by the Trust may also impair the Trust’s operations and performance. The summary risk factors set forth below are intended to highlight certain risks of investing in the Trust. A more extensive discussion of these risks appears beginning on page 13 in “The Risks You Face.”

      •     Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin and the blockchain will continue to grow. A contraction in use of bitcoin or the blockchain may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Shares.

      •     A decline in the adoption of bitcoin could negatively impact the performance of the Trust.

      •     The loss or destruction of certain “private keys” (numerical codes required by the Trust to access its bitcoin) could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

      •     Bitcoin trading prices are volatile and shareholders could lose all or substantially all of their investment in the Trust.

      •     Regulation of bitcoin continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.

      •     The Trust’s return may not match the performance of the price of bitcoin due to, among other factors, the Trust incurring operating expenses.

      •     Sales of newly mined bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares.

      •     The NAV of the Trust may not always correspond to the market price of the Shares for a number of reasons, including price volatility, trading volume, and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. As a result, Baskets may be created or redeemed at a value that differs from the market price of the Shares.

      •     Disruptions at bitcoin trading platforms (including in the OTC market and on exchanges) and potential consequences of a bitcoin exchange’s or OTC trading desk’s failure could adversely affect an investment in the Shares.

      •     The Trust’s bitcoin trading may subject the Trust to the risk of counterparty non-performance, potentially negatively impacting the market price of the Shares.

      •     The Trust’s bitcoin insurance may be unavailable and may not protect the Trust against all losses and liabilities.

      •     Shareholders of the Trust will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.

Principal Offices

The offices of the Trust and the Sponsor are located at 200 Park Avenue, New York, New York 10166 and the Trust’s telephone number is (212) 273-9585. The office of the Trustee is located at 2711 Centerville Road, Wilmington, Delaware 19808. The offices of the Administrator, Transfer Agent and Cash Custodian are located at 2 Hanson Place, Brooklyn, New York 11217. The offices of the Marketing Agent are located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act, and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Trust. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING

Offering                                                                                                                                                                      The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds                                                                                                                             Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash and, in some instances, may consist partially or wholly of bitcoin. Cash proceeds will be received by the Cash Custodian and transferred to the Trust to purchase bitcoin. The Trust will hold the bitcoin purchased and the bitcoin received by the Trust from the issuance and sale of Baskets, until (1) bitcoin is sold for cash, which is distributed to Authorized Participants in connection with redemptions of Baskets, (2) bitcoin is distributed to Authorized Participants in connection with redemptions of Baskets, (3) bitcoin is sold for cash or transferred to the Sponsor in kind to pay the Sponsor’s Management Fee and the insurance premium related to the insurance policies on the Trust’s bitcoin, or (4) bitcoin is sold for cash to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

Cboe Symbol                                                                                                                                         XBTC

CUSIP                                                                                                                                                                              83422Y101

Creation and Redemption

Authorized Participants                                                                                    The Trust receives cash deposited with the Cash Custodian only by Authorized Participants in exchange for the creation of “Baskets,” each equal to 5 Shares. Conversely, the Trust delivers cash in exchange for Baskets surrendered to it for redemption by Authorized Participants. The Trust issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of cash (and, potentially, in

                                                                                                                                                                                                                   -kind for bitcoin) determined by the Administrator on each day that the Exchange is open for regular trading based on the combined net asset value of the Shares included in the Baskets being created or redeemed. No Shares are issued unless the Cash Custodian and/or the Trust confirms that the Trust has been allocated the corresponding amount of cash and/or bitcoin.

                                                                                                                                                                                                                   The initial amount of cash required for deposit with the Trust to create Shares was [•] per Basket.

                                                                                                                                                                                                                   Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “Creation and Redemption of Shares” for more details.

Net Asset Value                                                                                                                        Net asset value means the total assets of the Trust including, but not limited to, all bitcoin and cash less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

                                                                                                                                                                                                               The Administrator determines the net asset value of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 PM E.T. The net asset value of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s net asset value, the Administrator values the bitcoin held by the Trust based on the price set by the MVBTCO as of 4:00 p.m. E.T. (“MVBTCO Price”). The Administrator also determines the net asset value per share. If on a day when the Trust’s net asset value is being calculated the MVBTCO Price for that day is not available, the Administrator will value the bitcoin held by the Trust based on alternative means.  See “Description of the Trust—Pricing Sources.”

Trust Fees and Expenses                                                                         The Trust’s only ordinary recurring operating expenses are expected to be the Sponsor’s management fee of [•]% of the net asset value of the Trust (“Management Fee”), the insurance premium related to the insurance policies on the Trust’s bitcoin, which is expected to be approximately [•]% of the net asset value of the Trust (“bitcoin Insurance Fee”) and salaries paid to the Trust principals and employees and expenses related to custody of the Trust’s bitcoin, which together with the Trust principal and employee salaries is expected to be approximately $200,000 per annum. In exchange for the Management Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur.

                                                                                                                                                                                                                   The Sponsor’s Management Fee will accrue daily based on the prior business day’s net asset value and will be payable on a monthly basis in arrears. The Trust will sell bitcoin to raise cash to pay the Management Fee, the bitcoin Insurance Fee and other expenses not assumed by the Sponsor. At the Sponsor’s discretion, the Trust may pay the Sponsor’s Management Fee in bitcoin. See “Description of the Trust—Trust Expenses.”

Organization and Offering Expenses               The Sponsor will be responsible for paying all of the expenses incurred in connection with organizing the Trust as well as the expenses incurred in connection with the offering of the Trust’s Shares.

Extraordinary Fees and Expenses                              The Trust will be responsible for paying, or for reimbursing the Sponsor or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Trust. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Insurance                                                                                                                                                             The Trust will be responsible for paying the premiums associated with the insurance coverage for the bitcoin held by the Trust.  The Trust will also be responsible for losses up to the insurance’s deductible of $500,000.

Tax Considerations                                                                                                         A shareholder will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. Shareholders of the Trust will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions. Each delivery, transfer or sale of bitcoin by the Trust in connection with redemptions or to pay the Sponsor’s Management Fee, bitcoin Insurance Fee, Trust principal and employee salaries, bitcoin custody expenses or other expenses could be a taxable event to shareholders.  See “Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “Purchases by Employee Benefit Plans.”

Suspension of Issuance,

Transfers and Redemptions                                                             The Sponsor may suspend the delivery or registration of transfers of Shares, or may refuse a particular deposit or transfer at any time, if the Sponsor considers it advisable or necessary for any reason.  Redemptions by Authorized Participants of Shares may and, on the direction of the Sponsor, shall, be generally suspended or particularly rejected by the Transfer Agent or Marketing Agent (1) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed, (2) the order is not in proper form as determined by the Trust, Transfer Agent or Marketing Agent,  (3) during an emergency as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (4) for such other period as the Sponsor determines to be necessary for the protection of shareholders. In addition, the Trust will reject a redemption order if the fulfillment of the order might be unlawful or if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket. See “Creation and Redemption of Shares—Rejection of purchase orders” and “Creation and Redemption of Shares—Suspension or rejection of redemption orders.”

Termination Events                                                                                                        The Trust will terminate and liquidate if certain events occur. See “Description of the Trust—Termination of the Trust.”

Authorized Participants                                                                                    Authorized Participants may create and redeem Baskets.

                                                                                                                                                                                                                   Each Authorized Participant must: (1) be a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); (2) be a participant in DTC; and (3) have entered into an agreement with the Sponsor and the Transfer Agent (the “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. A list of the current Authorized Participants can be obtained from the Administrator or the Sponsor.

Clearance and Settlement                                                                       The Shares will be evidenced by one or more global certificates that the Trust will issue to DTC. The Shares are issued only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of the close of business on [•], 2018, the net asset value of the Trust, which represents the value of the bitcoin and cash deposited into and held by the Trust, was $ [•] and the net asset value per Share was $ [•].

THE RISKS YOU FACE

An investment in the Trust involves the risk of losing money. Consider the risks below as well as the rest of the information in this Prospectus before making an investment decision.

Risks Associated With Investing Directly or Indirectly in bitcoin

Bitcoin Has a Short History.

Bitcoin was invented in 2009: the asset, bitcoin, and its trading history thus have existed for a relatively short time, which limits a potential shareholder’s ability to evaluate an investment in the Trust.

The Volatility of the Price of bitcoin May Affect the Value of the Shares.

The Shares are designed to provide shareholders with exposure to the daily change in the U.S. dollar price of bitcoin, as measured by the MVBTCO, and the value of the Shares correlates directly to the value of the bitcoin held by the Trust, less the Trust’s fees and expenses.  The price of bitcoin is volatile and may be influenced by, among other things, trading volume and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. The Sponsor believes that bitcoin speculation regarding future appreciation in the value of bitcoin may inflate and make more volatile the price of a bitcoin as measured by the MVBTCO. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the price of bitcoin.  In the event the price of bitcoin declines, the value of the Shares would decline proportionately. The price of the Shares may change quickly in response to changes in the price of bitcoin.

A Decline in the Adoption of Bitcoin Could Impact the Price of the Shares.

As a new asset and technological innovation, the Bitcoin industry is subject to a high degree of uncertainty. The adoption of bitcoin will require growth in its usage and in the blockchain, for various applications. Adoption of bitcoin will also require an accommodating regulatory environment. The Trust is not actively managed and will not have any strategy relating to the development of bitcoin and non-financial applications for the blockchain.  A lack of expansion in usage of bitcoin and the blockchain could adversely affect an investment in the Shares.

In addition, there is no assurance that bitcoin will maintain its value over the long-term.  The value of bitcoin is subject to risks related to its usage. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which would adversely impact the value of the Shares.

Sales of Newly Mined bitcoin May Cause the Price of bitcoin to Decline, Which Could Negatively Affect an Investment in the Shares.

Newly created bitcoin are generated through a process referred to as “mining,” and such bitcoin are referred to as “newly mined bitcoin” (see “Bitcoin and the Bitcoin Industry—bitcoin Mining and Transaction Fees”).  If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and worsening profitability, thereby potentially causing even further selling pressure. Decreasing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

The Loss or Destruction of a Private Key Required to Access bitcoin may be Irreversible.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another).  The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.”  In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible for usage. The Trust safeguards and keeps private the private keys relating to the Trust’s bitcoin holdings. Although the Trust maintains insurance (see “The Risks You Face—Insurance Related Risks”), to the extent the Trust’s private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access its bitcoin. Any such loss could adversely affect an investment in the Shares.

A Failure to Properly Monitor and Upgrade the Bitcoin Protocol by the Contributors of the Protocol Could Adversely Affect the Bitcoin Industry.

As discussed more fully below in “Bitcoin and the Bitcoin Industry,” the Bitcoin protocol runs on open source software that can be altered. The Bitcoin protocol could contain unknown flaws, which, upon detection by a malicious actor, could be used to damage the Bitcoin network. To the extent that software developers involved in maintaining the bitcoin protocol are unable to address potential flaws in the Bitcoin protocol adequately and in a timely manner, the Bitcoin industry may be adversely affected and any such result could adversely affect an investment in the Shares.

A Temporary or Permanent Blockchain “Fork” Could Adversely Affect an Investment in the Shares.

The Bitcoin software and protocol are open source.  Any user can download the software, modify it and then propose that Bitcoin users and miners adopt the modification.  When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the blockchain), with one prong running the pre-modified software and the other running the modified software.  The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin (the asset) lacking interchangeability.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Although chain forks could be addressed by community-led efforts to merge the two chains (and in fact, prior historical forks have been so merged), there have also been other forks where a substantial number of Bitcoin users and miners adopted an incompatible version of Bitcoin while resisting community-led efforts to merge the two chains.  This is referred to as a permanent fork. Permanent forks have occurred already (such as the fork in August 2017, which resulted in the creation of “bitcoin cash”). If another permanent fork occurs, then the Trust would hold equal amounts of both the original bitcoin and the alternative new bitcoin.  As a result, the Trust would need to decide whether to continue to hold the original bitcoin, the alternative new bitcoin or both, and what action to take with respect to the unselected bitcoin, such as the possible sale of the unselected bitcoin. The Trust’s decision to continue to hold either the original, the alternative new bitcoin or both would be based on factors such as the market value and liquidity of the original bitcoin versus the alternative new bitcoin, the computer processing power devoted by miners to the original network versus the alternative new network, technical stability of the alternative new network and the establishment of a technical and commercial ecosystem for the alternative new network.

A Bitcoin fork could adversely affect an investment in the Shares or the ability of the Trust to operate.

A Disruption of the Internet May Affect Bitcoin Operations, Which May Adversely Affect the Bitcoin Industry and an Investment in the Shares.

The Bitcoin network’s functionality relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could prevent the Bitcoin network’s functionality and operations until the Internet disruption is resolved. An Internet disruption could adversely affect an investment in the Shares or the ability of the Trust to operate.

An Actor Capable of Gaining Control In Excess of 50 Percent of the Transaction Confirmation Processing Power Could Manipulate the Blockchain and Adversely Affect the Bitcoin Industry.

The process of bitcoin mining adds new blocks to the blockchain. Blocks are sets of bitcoin transactions (i.e., records of transfers of bitcoin among users) and the blockchain is the database of all bitcoin transactions. The blockchain is stored and updated by computers participating in the Bitcoin network. Through the bitcoin mining process, unconfirmed bitcoin transactions are validated and grouped into a new block, which is then added to the blockchain (relatedly, bitcoin mining is the process by which new bitcoin are created).  Bitcoin transactions can only be confirmed via the mining process, which makes mining a crucial component of the Bitcoin network.

The Bitcoin protocol is designed to work properly so long as no bitcoin miner has more than 50 percent of mining processing power in operation on the Bitcoin network.  If a malicious actor obtains more than 50 percent of the processing power dedicated to mining, the malicious actor may be able to prevent transactions from being confirmed or change the date and time at which transactions are confirmed.

By possessing more than 50 percent of mining processing capacity, and thus having the majority of block creation power, a malicious actor might be able to create a fictional version of the blockchain database, in an attempt to modify the historical transaction record in the blockchain. By virtue of the fact that newer transactions in newer blocks in the blockchain refer to older transactions in prior blocks, the blockchain provides a historical record of all bitcoin transactions.  A modification of the historical record could be used to trick Bitcoin users regarding the confirmation status of their transactions.  A user may believe that he or she has already received a quantity of bitcoin in a confirmed transaction, but the malicious actor could, in essence, undo the transaction by changing the historical record.  The victimized user(s) would later discover the bitcoin they thought to have received had, in fact, gone to another recipient.  The perpetuation of changes to the historical transaction record would be detrimental to the Bitcoin network and adversely affect an investment in the Shares.

In addition, a reduction in the aggregate processing power expended by Bitcoin miners could increase the likelihood of a malicious actor obtaining control in excess of 50 percent of the mining processing power, potentially permitting such actor to manipulate the blockchain.  To the extent such a malicious actor does not yield its majority control of the processing power or the Bitcoin community does not reject the blocks produced by the malicious actor, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in the Shares or the ability of the Trust to operate.

Entities Engaged in the Mining Process Could be Coerced Into Acting in a Manner Detrimental to the Bitcoin Network.

If a nation state or other large and well-capitalized entity wanted to damage the Bitcoin network, an attack could be attempted on bitcoin miners.  The attacking entity could attempt to coerce, by legal or illegal means, bitcoin miners who, in the aggregate, control more than 50 percent of the bitcoin mining capacity into manipulating the blockchain in a manner detrimental to the Bitcoin network.  Such an attack could adversely affect an investment in the Shares or the ability of the Trust to operate.

A Well-Capitalized Entity Could Create Large Amounts of Mining Processing Power as a Means of Acting in a Manner Detrimental to the Bitcoin Network.

If a nation state or other large and well-capitalized entity wanted to damage the Bitcoin network, the entity could attempt to create, either from scratch or via large-scale purchases, a massive amount of mining processing power. If the entity were to create an amount of mining processing power in excess of 50 percent of the aggregate mining processing power, the entity could attempt to manipulate the blockchain in a manner detrimental to the Bitcoin network.  Such an attack could adversely affect an investment in the Shares or the ability of the Trust to operate.

Miners May Cease Expanding Processing Power to Create Blocks and Verify Transactions if They Are Not Adequately Compensated, Which May Adversely Affect an Investment in the Shares or the Ability of the Trust to Operate.

Miners generate revenue from both newly created bitcoin (known as the “block reward”) and from fees taken upon verification of transactions. If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations.  Additionally, in the event of a fork of the Bitcoin network, some miners may choose to mine the alternative new bitcoin resulting from the fork, thus reducing processing power on the original bitcoin blockchain. An acute cessation of mining operations would reduce the collective processing power on the blockchain, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50 percent of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or mining processing power may adversely impact an investment in the Shares or the ability of the Trust to operate.

Miners Could Act in Collusion to Raise Transaction Fees, Which May Adversely Affect the Usage of the Bitcoin Network.

Bitcoin miners, functioning in their transaction confirmation capacity, collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees.  Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions (see “Bitcoin and the Bitcoin Industry—bitcoin Mining and Transaction Fees”).  If miners collude in an anticompetitive manner to reject low transaction fees, then Bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the Bitcoin network.  Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions.  Any collusion among miners may adversely impact the attractiveness of the Bitcoin network and may adversely impact an investment in the Shares or the ability of the Trust to operate.

The Incentive for Miners to Continue to Contribute Processing Power to the Blockchain Will Transition to Transaction Verification Fees as Block Rewards Decrease. Higher Transaction Verification Fees May Negatively Impact Demand for bitcoin, Which May Adversely Affect the Price of bitcoin and an Investment in the Shares.

The block reward will decrease over time. In the summer of 2020, the block reward will reduce from 12.5 to 6.25 bitcoin, and to 3.125 bitcoin in 2024. As the block reward continues to decrease over time, the mining incentive structure will transition to a higher reliance on transaction verification fees in order to incentivize miners to continue to dedicate processing power to the blockchain.  If transaction verification fees become too high, the marketplace may be reluctant to use bitcoin.  Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Shares.

Any Widespread Delays in Recording bitcoin Transactions Could Result in a Loss of Confidence in Bitcoin, Which Could Adversely Impact an Investment in the Shares.

To the extent that bitcoin miners cease to record transactions in newly created blocks, such transactions will not be recorded on the blockchain. In a newly formed block, miners can include as few as zero transactions (e.g., an “empty block”) or as many as several thousand transactions. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in newly created blocks.  However, to the extent that any such incentives arise, actions of miners creating a significant number of empty blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater risk of fraudulent activity, and a loss of confidence in Bitcoin, which could adversely impact an investment in the Shares or the ability of the Trust to operate.

It is Possible that a Small Group of Early bitcoin Adopters Control Large Amounts of Existing bitcoin. To the Extent these Individuals Sell their bitcoin, the Price of bitcoin May Decline.

There is no registry showing which individuals or entities own bitcoin or the quantity of bitcoin owned by any particular person or entity.  It is possibly, and in fact, reasonably likely, that a small group of early bitcoin adopters hold a significant proportion of the bitcoin that has thus far been created. There are no regulations in place that would prevent a large holder of bitcoin from selling their bitcoin.  Such bitcoin sales may adversely affect the price of bitcoin and an investment in the Shares.

A Successful Competitor to Bitcoin May Negatively Impact the Price of bitcoin and Adversely Affect an Investment in the Shares.

Bitcoin currently enjoys a first-mover advantage, with the largest user base, technological adoption, infrastructure development and dedicated transaction confirmation power (i.e., computing power dedicated to bitcoin mining) among its competitors.  Having a large amount of dedicated computing power for mining results in greater user confidence regarding the security and long-term stability of the Bitcoin network and the blockchain.  As a result, the advantage of more users and miners makes Bitcoin increasingly secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens its first-to-market advantage.  There are numerous Bitcoin competitors, however, referred to as “altcoins.”  To the extent an altcoin gains in popularity and greater market share, the use and price of bitcoin could be negatively impacted, which may adversely affect an investment in the Shares.  Similarly, bitcoin or the price of bitcoin could be negatively impacted by competition from incumbents in the credit card and payments industries, which may adversely affect an investment in the Shares.

An Investment in the Shares May Be Adversely Affected By Competition From Other Methods of Investing in bitcoin.

The Trust will compete with direct investments in bitcoin and other potential financial vehicles, including derivatives on bitcoin and/or potentially other securities backed by or linked to bitcoin and exchange traded products similar to the Shares. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial instruments or to invest in bitcoin directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

Large-Scale Sales of bitcoin, Including as a Result of Political or Economic Crisis, May Adversely Affect an Investment in the Shares.

Political or economic events, either domestically or in foreign jurisdictions, may motivate large-scale buys or sales of bitcoin. Large-scale bitcoin sales may result in a decline in the price of bitcoin, which may adversely affect an investment in the Shares.

Market Related Risks

The Trust is Subject to Market Risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust’s Shares is subject to market risk, including the possible loss of the entire principal of the investment.

NAV May Not Always Correspond to the Market Price of bitcoin and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price of a Basket may be different from the NAV of a Basket (i.e., Shares may trade at a premium over, or a discount to, the NAV of a Basket) and similarly the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading volume, and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin, including as reflected on the MVBTCO. Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants or their clients may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor believes that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers should cause the public trading price of the Shares to track NAV closely over time; however, there can be no assurance that this will be the case.

To the extent the Sponsor permits Authorized Participants to create and redeem Baskets in-kind, Authorized Participants may purchase bitcoin for Basket creation or sell bitcoin from Basket redemptions on public or private markets not included among the constituent bitcoin OTC platforms of the MVBTCO, and such transactions may take place at prices materially higher or lower than the MVBTCO spot price. Furthermore, while the MVBTCO provides a spot price based on the price of bitcoin on the MVBTCO’s constituent bitcoin OTC platforms at any given time, the prices on each such bitcoin OTC platform may not be equal to the value of a bitcoin as represented by the MVBTCO. It is possible that the price of bitcoin on the bitcoin OTC platform(s) or bitcoin exchange(s) used by an Authorized Participant could be materially higher or lower than the MVBTCO representation of the bitcoin price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoin. To the extent such prices differ materially, the price of the Shares may no longer track, whether temporarily or over time, the price of bitcoin, which could adversely impact an investment in the Trust by reducing shareholders’ confidence in the Shares’ ability to track the price of bitcoin.  Furthermore, to the extent the market price of bitcoin is particularly volatile, Authorized Participants may not wish to create and redeem Baskets with the Trust at any given time.

Suspension or Disruptions of Market Trading May Adversely Affect the Value of Shares.

The Shares will be listed and traded on the Exchange. Trading in Shares may be halted due to market conditions, or in light of the Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specific period based on a specific market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The Lack of Active Trading Markets For the Shares of the Trust May Result in Losses on an Investment in the Trust at the Time of Disposition of Shares.

Although the Shares will be listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or will be maintained. Even if an active trading market does develop, it may not provide significant liquidity, and the Shares may not trade at prices advantageous to shareholders. If a shareholder wishes to sell Shares at a time when no active market for such Shares exists, the price received for the Shares (assuming that the shareholder is able to sell them) likely will be lower than the price a shareholder would receive if an active market did exist and, accordingly, the shareholder may suffer significant losses.

Shareholders That Are Not Authorized Participants May Only Purchase or Sell Their Shares in Secondary Trading Markets, and the Conditions Associated With Trading in Secondary Markets May Adversely Affect Shareholders’ Investment in the Shares.

Only Authorized Participants may create or redeem Baskets at a price equal to the NAV of a Basket. In addition to creating or redeeming Baskets directly with the Trust, Authorized Participants may also buy or sell Shares through the secondary market at market prices. In contrast, ordinary shareholders who are not Authorized Participants are limited to secondary market transactions at market prices. Because ordinary shareholders who are not Authorized Participants may not create or redeem Baskets, these shareholders do not have identical arbitrage opportunities that are available to Authorized Participants, and therefore, ordinary shareholders who are not Authorized Participants are subject to the state of the secondary market at the time of a transaction. Ordinary shareholders who are not Authorized Participants may be required to conduct a transaction on the secondary market when conditions are adverse to a shareholder’s interests, such as when the market price for Shares is lower than the NAV per Share and the ordinary shareholder seeks to sell Shares.

The Trust’s Acquisition and Sale of bitcoin May Impact the Supply and Demand of bitcoin, Which May Have a Negative Impact on the Price of the Shares.

If the number of bitcoin acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for bitcoin in a manner unrelated to other factors affecting the global market for bitcoin. Such an impact could affect the MVBTCO, which would directly affect the price at which Shares are traded on the Exchange or the price of future Baskets created or redeemed by the Trust.

A Possible “Short Squeeze” Due to a Sudden Increase in Demand for the Shares that Largely Exceeds Supply May Lead to Price Volatility in the Shares.

Bitcoin price speculation may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), shareholders with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoin.

The Trust’s Buying and Selling Activity Associated With the Creation and Redemption of Baskets May Adversely Affect an Investment in the Shares.

The Trust’s purchase of bitcoin in connection with Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when baskets are created.  The market price of bitcoin may therefore decline immediately after Baskets are created.  Selling activity associated with sales of bitcoin from the Trust in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of bitcoin by the Trust may have on the price of bitcoin, other exchange-traded products with similar investment objectives could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The Inability of Authorized Participants and Market Makers to Hedge their bitcoin Exposure May Adversely Affect an Investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets.  In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions.  Such events could negatively impact the NAV of the Trust and an investment in the Shares. The market for exchange-traded bitcoin futures contracts has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market for the ability to hedge against the price of bitcoin with exchange-traded bitcoin futures contracts.

Difficulties or Limitations in the Processes of Creation and Redemption of Baskets May Interfere with Opportunities for Arbitrage Transactions Intended to Keep the Price of the Shares Closely Linked to the Price of bitcoin, Which May Adversely Affect an Investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

In addition, the Sponsor, acting by itself or through the Transfer Agent or the Marketing Agent, may postpone, suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are postponed, suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying bitcoin, as measured using the MVBTCO price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the MVBTCO price and may fall.

Risk Factors Related to the OTC Market and bitcoin Exchanges

Fraud and Manipulation in the Markets for bitcoin May Affect the Value of the Shares.

The price of bitcoin may be influenced by fraud and manipulation for a number of reasons, including the following: most bitcoin spot markets are not regulated or supervised by a government agency; platforms may lack critical system safeguards, including customer protections; volatile market price swings or flash crashes; cyber risks, such as hacking customer wallets; and/or platforms selling from their own accounts and putting customers at an unfair disadvantage. Any act of fraud or manipulation in the bitcoin marketplace may adversely affect an investment in the Shares.

Disruptions at OTC Trading Desks and Potential Consequences of an OTC Trading Desk’s Failure Could Adversely Affect an Investment in the Shares.

There are a limited number of OTC trading desks with which the Trust intends to transact in bitcoin to effect creations and redemptions.  A disruption at or withdrawal from the market by any such OTC trading desk may adversely affect the Trust’s ability to purchase or sell bitcoin, which may potentially negatively impact the market price of the Shares.  A disruption at one or more OTC trading desks will reduce liquidity in the market and may negatively impact the Trust’s ability to value its bitcoin.  Because there is currently no publicly disseminated and verifiable feed with respect to the price of bitcoin in the OTC market, Authorized Participants must rely on other pricing sources, such as the MVBTCO and prices obtained directly from the OTC trading desks, to obtain the price of bitcoin.

Disruptions at bitcoin Exchanges and Potential Consequences of a bitcoin Exchange’s Failure Could Adversely Affect an Investment in the Shares.

Bitcoin exchanges operate websites on which users can trade bitcoin for U.S. dollars and other government currencies.  Trades on bitcoin exchanges are unrelated to transfers of bitcoin between users via the Bitcoin network. Bitcoin trades on exchanges are recorded on the exchange’s internal ledger only, and each internal ledger entry for a trade will correspond to an entry for an offsetting trade in U.S. dollars or other government currency.  To sell bitcoin on a bitcoin exchange, a user will transfer bitcoin (using the Bitcoin network) from him or herself to the bitcoin exchange. Conversely, to buy bitcoin on a bitcoin exchange, a user will transfer U.S. dollars or other government currency to the bitcoin exchange. After completing the transfer of bitcoin or U.S. dollars, the user will execute his or her trade and withdraw either the bitcoin (using the Bitcoin network) or the U.S. dollars back to the user.  Bitcoin exchanges are an important part of the Bitcoin industry.

Bitcoin exchanges have a limited history.  Since 2009, several bitcoin exchanges have been closed or experienced disruptions due to fraud, failure, security breaches or distributed denial of service attacks a/k/a “DDoS Attacks.”  In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their funds held at the exchanges.  In 2014, the largest bitcoin exchange at the time, Mt. Gox, filed for bankruptcy in Japan amid reports the exchange lost up to 850,000 bitcoin, valued then at over $450 million. Bitcoin exchanges are also appealing targets for hackers and malware.  In August 2016, Bitfinex, an exchange located in Hong Kong, reported a security breach that resulted in the theft of approximately 120,000 bitcoin valued at the time at approximately $65 million, a loss which was allocated to all Bitfinex account holders (rather than just specified holders whose wallets were affected directly), regardless of whether the account holder held bitcoin or cash in their account. In February 2017 following a statement by the People’s Bank of China, China’s three largest exchanges (BTCC, Huobi and OKCoin) suspended withdrawals of users’ bitcoin.  Although withdrawals were permitted to resume in late May 2017, Chinese regulators in September 2017 issued a directive to Chinese exchanges to cease operations with respect to Chinese users by September 30, 2017.  In July 2017, the Financial Crimes Enforcement Network (“FinCEN”) and the U.S. Department of Justice levied a $110 million fine and an indictment against BTC-e and one of its operators for financial crimes.  The Department of Justice also seized the Internet domain of the exchange. Similar to the outcome of the Bitfinex breach, losses due to assets seized by FinCEN were allocated among exchange users.  The potential for instability of bitcoin exchanges and the closure or temporary shutdown of exchanges due to fraud, business failure, hackers, DDoS or malware, or government-mandated regulation may reduce confidence in Bitcoin, which may result in greater volatility in the MVBTCO.

The Price of bitcoin Can Be Volatile and Can Adversely Affect an Investment in the Shares.

The MVBTCO has a limited history.  The intra-day and closing price is based on a methodology that consists of parsing firm bid/ask price data from several bitcoin OTC platforms that have entered into an agreement with MVIS. The price of bitcoin has a limited history.  As of [ ], 2018, the constituent OTC platforms of the MVBTCO include [  ].  The MVBTCO will be calculated on an ongoing basis and published to the Börse Stuttgart Index Feed and made available on a number of market data vendors.  The calculation of the MVBTCO as of 4:00 p.m. E.T. on each trading day will be used for the calculation of the Trust’s NAV.

Despite efforts to ensure accurate pricing as per the index methodology, the MVBTCO, and the price of bitcoin generally, remains subject to volatility. Such volatility can adversely affect an investment in the Shares.

Momentum Pricing of bitcoin May Subject the bitcoin Price to Greater Volatility and Adversely Affect an Investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value.  The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the value of a bitcoin. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the bitcoin price, which could adversely affect an investment in the Shares.

Risk Factors Related to the MVBTCO

The MVBTCO Methodology May Not Produce the Intended Results.

No assurance can be given that the methodology of the MVBTCO will achieve its goals of tracking the performance of the price of bitcoin.

Shareholders Have No Rights Against MVIS.

The Shares are not sponsored, endorsed, sold or promoted by MVIS.  Although MVIS may make certain decisions that may negatively affect the existence of the MVBTCO or the performance of the MVBTCO, shareholders will have no rights against MVIS.  MVIS has no obligations relating to this offering or to the shareholders.

MVIS Has No Obligation to Consider a Shareholder’s Interests in Calculating or Revising the MVBTCO.

MVIS maintains the MVBTCO.  MVBTCO may add, eliminate or substitute the bitcoin OTC platforms underlying the index or make other methodological changes that may change the weight of a bitcoin OTC platform comprising the index.  MVIS is entitled to exercise limited discretion in relation to the MVBTCO, including, but not limited to, calculating the index levels should an extraordinary event (as provided by the MVIS rules) occur. Although MVIS is required to make its determinations in good faith, it should be noted that its policies and judgments may have an impact, positive or negative, on the index levels, and in turn, the value of the Shares. Additionally, MVIS may alter, discontinue or suspend calculation or dissemination of a bitcoin OTC platform comprising the index. Any of these actions could adversely affect the value of the Shares.  MVIS does not have any obligation to take the needs or interests of any parties to transactions involving Shares, including the shareholders, into consideration in taking any such action. MVIS has policies in place to prevent insiders from gaining access to material, nonpublic data from the MVBTCO.

Non-Concurrent Trading Hours Between the Exchange and the Various bitcoin OTC Platforms Comprising the MVBTCO May Impact the Value of an Investment in the Shares.

The value of the Shares may be influenced by non-concurrent trading hours between the Exchange and the various bitcoin OTC platforms comprising the MVBTCO.  As a result, there will be periods when the Exchange is closed and the bitcoin OTC platforms continue to trade.  Significant changes in the price of bitcoin on OTC platforms  could result in a difference in performance between the value of bitcoin as measured by MVBTCO and the most recent NAV per Share or closing trading price. To the extent bitcoin prices on constituent OTC platforms move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open, and shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.  The non-concurrent trading hours also may result in trading spreads and the resulting premium or discount on the Shares widening, increasing the difference between the price of the Shares and the NAV of such Shares.

Historical Performance of the MVBTCO Is Not a Guide to the Future Performance of the Trust.

The MVBTCO launched in [ ].  Past performance of the MVBTCO is limited and not necessarily indicative of the future performance of the MVBTCO. Past performance of the MVBTCO is not necessarily indicative of the future performance of the Trust. There can be no guarantee that the performance of the MVBTCO will be positive over any period of time.

The Trust’s Performance May Not Always Track the MVBTCO.

The Trust’s returns may not match the return of the MVBTCO due to, among other things, disruptions on the bitcoin OTC platforms comprising the MVBTCO. In addition, the Trust may not replicate exactly the performance of the MVBTCO due to, among other factors, operating expenses incurred by the Trust and an inability to be fully exposed to bitcoin as a result of cash inflows and cash reserves to meet redemptions.

The MVBTCO May be Affected by the Sale of Other Exchange Traded Products Tracking the Price of bitcoin.

To the extent exchange-traded products other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of demand for bitcoin, large redemptions of the securities of these exchange traded products or private funds holding bitcoin, could negatively affect the MVBTCO and the price and NAV of the Shares.

For further details regarding the MVBTCO, please refer to the section “Description of the MVBTCO” that begins on page [53].

Operating Risks of the Trust

As the Trust, the Sponsor and its Management Have No History of Operating an Investment Vehicle Like the Trust, Their Experience May Be Inadequate or Unsuitable to Manage the Trust.

The Sponsor was formed to be the Sponsor of the Trust and has no history of past performance in managing investment vehicles like the Trust. Similarly, the Trust has no history of past performance in managing investment vehicles like the Trust. The past performances of the Sponsor and the Trust’s management in other positions are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and the Trust and their respective management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Trust Has No Performance History.

The Trust has no operating history. Therefore, a potential shareholder has no performance history, in addition to the historical price of bitcoin, to serve as a factor in evaluating an investment in the Trust.

The Shares of the Trust are New Securities and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Trust. Consequently, there may be unanticipated problems or issues with respect to the mechanisms of the operations of the Trust and the trading of the Shares, which could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Trust management’s past experience and qualifications may not be suitable for solving these problems or issues.

Fees and Expenses are Charged Regardless of Profitability and May Result in Depletion of Assets.

Shareholders in the Trust will pay fees in connection with their investment in Shares, including the Management Fee of [•]% per annum, the bitcoin Insurance Fee of approximately [•]% per annum, Trust principal and employee salaries, and expenses associated with custody of the Trust’s bitcoin, which together with the Trust principal and employee salaries, is expected to be approximately $200,000 per annum. The Sponsor will pay the routine operational, administrative and other ordinary fees and expenses of the Trust. The Sponsor will also pay additional fees and expenses. A shareholder may never achieve profits, significant or otherwise, by investing in the Trust.  In addition, extraordinary expenses resulting from unanticipated events may become payable by the Trust, which may adversely affect the Shares.

Possibility of Termination of the Trust May Adversely Affect a Shareholder’s Portfolio.

The Sponsor may terminate the Trust at any time in its sole discretion and will terminate the Trust upon the occurrence of certain events. If this power is so exercised, shareholders who may wish to continue to invest in bitcoin through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. Such detrimental developments could cause a shareholder to liquidate its investments and upset the overall maturity and timing of its investment portfolio.

The Administrator is Solely Responsible for Determining the Value of the bitcoin Held by the Trust, and Any Errors, Discontinuance or Changes in Such Valuation Calculations May Have an Adverse Effect on the Value of the Shares.

The Administrator will determine the NAV of the Trust and the NAV per Share on a daily basis as soon as practicable after 4:00 p.m. E.T. on each day the Shares trade on the Exchange. The Administrator’s determination is made based on the price set by the MVBTCO or an alternative approach consistent with the Trust’s valuation procedures described in “Description of the Trust—Valuation of bitcoin and Computation of Net Asset Value.” To the extent that such NAV or NAV per Share is incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Shareholders May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances.

The Sponsor may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (1) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed, (2) the order is not in proper form as determined by the Trust, Transfer Agent or Marketing Agent,  (3) during an emergency as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (4) for such other period as the Sponsor determines to be necessary for the protection of shareholders. In addition, the Trust will reject a redemption order if the fulfillment of the order might be unlawful or if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaims any liability for any loss or damage that may result from any such suspension or postponement.

Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Trust will be subject to actual and potential conflicts of interest involving the Trust’s and the Sponsor’s principals and employees (“Trust Parties”). The Trust Parties, all of whom may be engaged in other investment activities, are not required to devote substantially all of their time to the business of the Trust, which presents the potential for numerous conflicts of interests. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to the Trust and to those other entities. As a result of these and other relationships, parties involved with the Trust may have a financial incentive to act in a manner other than in the best interests of the Trust and its shareholders. In addition, the Trust Parties may trade bitcoin for their own accounts. A conflict of interest may exist if their trades are in the same markets and at the same time as the Trust trades. Such trading by the Trust Parties may increase competition for bitcoin pursued by the Trust, thereby making it more difficult for the Trust to buy and sell bitcoin at favorable prices. A potential conflict also may occur if the Trust Parties trade their bitcoin more aggressively or take positions in bitcoin that are opposite, or ahead of, the positions taken by the Trust.

Trust Parties and their affiliates have direct investments in bitcoin, and may invest in and trade bitcoin (subject to certain internal employee trading policies and procedures) without regard to the interests of the Trust or its shareholders.  Any such trading, including Trust Parties and their affiliates trading in the Shares, may impact the price of the Shares.

The Trust has sole authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests and in conflict with the best interests of the shareholders. Brokers acting on behalf of shareholders in the Trust’s sale of Shares are also subject to conflicts of interest. The compensation received by brokers gives them an incentive to promote the sale of Shares as well as to discourage redemptions, which may not be in the best interests of shareholders.

The Trust Parties have not established formal procedures to resolve all conflicts of interest and, as a result, the Trust Parties could resolve a potential conflict in a manner that is not in the best interest of the Trust or the shareholders. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to act in the shareholders’ best interest. Although the Trust attempts to monitor all of these conflicts, it is extremely difficult, if not impossible, for the Trust to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

As a Shareholder, You Will Not Have the Rights Normally Associated With Ownership of Shares of Other Types of Investment Vehicles. For Example, You Will Have Extremely Limited Voting Rights in Comparison to Those of Shareholders in Traditional Operating Companies.

The Trust is a passive investment vehicle with no management and no board of directors. Thus, the Shares are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring Shares, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares, such as the right to bring “oppression” or “derivative” actions. You will only have the extremely limited rights described under “Description of the Shares.”

The Value of the Shares Will be Adversely Affected if the Trust is Required to Indemnify the Sponsor, the Trustee, the Administrator, the Transfer Agent the Cash Custodian or the Marketing Agent as Contemplated in the Trust Agreement, the Fund Administration and Accounting Agreement, the Transfer Agency and Service Agreement, the Cash Custody Agreement and the Administrative Services Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Under the Trust Agreement, the Trust’s principals also have a right to be indemnified from the Trust for any liability or expense they incur without gross negligence, bad faith or willful misconduct on their part. Similarly, the Fund Administration and Accounting Agreement, Transfer Agency and Service Agreement, Cash Custody Agreement and the Administrative Services Agreement each provide for indemnification of the Administrator, Transfer Agent, Cash Custodian and Marketing Agent, respectively, by the Trust under certain circumstances. That means that it may be necessary to sell assets of the Trust to cover losses or liability suffered by any of the foregoing parties. Any sale of that kind would reduce the net asset value of the Trust and the NAV of the Shares.

The Liquidity of the Shares May Be Affected by the Withdrawal from Participation of Authorized Participants, Potentially Negatively Impacting the Market Price of the Shares.

In the event that one or more Authorized Participants that have substantial interests in the Shares cease to act as Authorized Participants with respect to the Trust, this could adversely affect the correlation between the market price and NAV of the Shares. This may affect the liquidity of the Shares, which may potentially negatively impact the market price of Shares.

The Trust’s bitcoin Trading May Subject the Trust to the Risk of Counterparty Non-Performance, Potentially Negatively Impacting the Market Price of the Shares.

For its trading needs, the Trust may buy bitcoin from and sell bitcoin to both bitcoin exchanges and OTC trading counterparties; however, the Trust intends to trade bitcoin primarily in large orders through OTC trading counterparties.  The Trust will maintain delivery versus payment (“DVP”) and receive versus payment (“RVP”) terms with its bitcoin exchange and OTC trading counterparties to reduce counterparty risk.  See “Bitcoin and the Bitcoin Industry—bitcoin Exchange Market” and “Bitcoin and the Bitcoin Industry—OTC bitcoin Trading.”  Nevertheless, to the extent a bitcoin exchange or OTC trading counterparty fails to perform, either by failing to deliver bitcoin when the Trust buys bitcoin, or by failing to deliver U.S. dollars when the Trust sells bitcoin, the Trust may not be able to create or redeem Shares, respectively.  This exposes the Trust to the risk that a bitcoin exchange or OTC counterparty will not settle a transaction in accordance with its terms and conditions, thus causing the Trust to suffer a loss. Therefore, the Trust faces the risk of trade failure and non-performance by bitcoin exchanges and OTC counterparties and such non-performance may cause some or all of the Trust’s trades, if any, to be unrealized.

The Trust’s bitcoin Holdings Could Become Illiquid Which Could Cause Large Losses to Shareholders at Any Time or From Time to Time.

The Trust may not always be able to liquidate its bitcoin at a desired price. It may become difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in the marketplace, including on bitcoin exchanges and with OTC bitcoin participants.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. In the event of a fork of the Bitcoin network, certain bitcoin exchanges and/or OTC counterparties may halt deposits and withdrawals of bitcoin for a set period of time thus reducing liquidity in the markets. Unexpected market illiquidity may cause major losses to shareholders at any time. The large amount of bitcoin the Trust may acquire increases the risk of illiquidity by both making its bitcoin more difficult to liquidate and increasing the losses incurred while trying to do so. To the extent the Trust is unable to purchase or sell bitcoin at a desired price as a result of illiquidity, the Trust may not be able to effect creations and redemptions of Baskets for cash.

Transactions in bitcoin are Irreversible and the Trust May Be Unable to Recover Improperly Transferred bitcoin.

Bitcoin transactions are irreversible.  An improper transfer, whether accidental or resulting from theft, can only be undone by the receiver of the bitcoin agreeing to send the bitcoin back to the original sender in a separate subsequent transaction.  To the extent the Trust erroneously transfers, whether accidental or otherwise, bitcoin in incorrect amounts or to the wrong recipients, the Trust may be unable to recover the bitcoin, which could adversely affect an investment in the Shares.

The Trust’s bitcoin May Be Lost, Stolen, or Subject to Other Inaccessibility.

There is a risk that part or all of the Trust’s bitcoin could be lost, stolen or destroyed. Although the Trust will secure the Trust’s bitcoin to minimize the risk of loss, the Trust cannot guarantee that such a loss will be prevented.  Access to the Trust’s bitcoin could also be restricted by natural events (such as a hurricane or earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Any Disruptions to the Computer Technology Used by the Trust to Secure its bitcoin Could Adversely Affect the Trust’s Ability to Function and an Investment in the Shares.

The Trust uses a sophisticated technology system specifically designed to secure its bitcoin.  The Trust will monitor its technology and may develop and redesign its technology, including enhancements and alterations that may be implemented from time to time.  In doing so, there is risk that failures may occur and result in service interruptions or other negative consequences.  Any technology updates that cause disruptions in the proper functioning of the Trust’s technology systems may have an adverse impact on the Trust and an investment in the Shares.

The Trust is responsible for taking such steps as it determines, in its sole judgment, to be required to maintain and upgrade the technology system to protect against failure, hacking, malware and general security threats.  The Trust is not liable to shareholders for the failure or penetration of the technology system absent gross negligence, willful misconduct or bad faith. To the extent the technology system fails or is penetrated, any loss of the Trust’s bitcoin or loss of confidence in the Trust’s ability to safeguard its bitcoin may adversely affect an investment in the Shares.

The Trust’s Computer Infrastructure May be Vulnerable to Security Breaches. Any Such Problems Could Cause Interruptions in the Trust’s Operations and Adversely Affect an Investment in the Shares.

The Trust’s computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems and security breaches. Any such problems or security breaches could give rise to a halt in the Trust’s operations, and expose the Trust to a risk of financial loss, litigation and other liabilities.  In the event of a security breach, the Trust may cease operations, suspend redemptions or suffer a loss of bitcoin or other assets.  Any of these events, particularly if they result in a loss of confidence in the Trust’s ability to operate, could have a material adverse effect on an investment in the Shares.

Technology System Failures Could Cause Interruptions in the Trust’s Ability to Operate.

If the Trust’s systems fail to perform, the Trust could experience disruptions in operations and slower response times, which may cause delays in the Trust’s ability to buy or sell bitcoin.  Any such failures may also result in the theft, loss or damage of the Trust’s bitcoin. Any such theft, loss or damage of the Trust’s bitcoin would have a negative impact on the value of the Shares and adversely affect the Trust’s ability to operate.  In addition, a loss of confidence in the Trust’s ability to secure the Trust’s bitcoin with its technology system may adversely affect the Trust and the value of an investment in the Shares.

Insurance Related Risks

The Trust maintains three separate levels of insurance coverage to cover the loss of bitcoin held by the Trust: crime, excess crime and excess vault.  See “The Trust’s bitcoin Insurance” below for a complete discussion of the Trust’s bitcoin insurance coverage and exceptions to such coverage.

The Trust’s bitcoin Insurance May Be Unavailable.

The insurance underwriters may cease underwriting insurance coverage for the Trust’s bitcoin holdings, limit the amount of bitcoin coverage such that the Sponsor will be unable to secure coverage for all the bitcoin held by the Trust, increase premiums to make it cost prohibitive for the Sponsor to buy insurance coverage, or deny an insurance claim by the Trust.  Any of these events may negatively impact the ability of the Trust to operate and an investment in the Shares.

The Trust’s Insurance May Not Protect the Trust Against All Losses and Liabilities.

If the Trust’s bitcoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim.   To the extent the Trust’s insurance underwriters do not have the financial resources necessary to satisfy a valid claim of the Trust, or if insurance underwriters delay payment of a claim or deny a claim, the Trust’s ability to operate may be adversely affected and will negatively affect the value of the Shares.

In addition, certain exclusions, including, but not limited to the following, apply to the Trust’s insurance coverage. See “The Trust’s bitcoin Insurance” below for a complete discussion of the exclusions to the Trust’s bitcoin insurance coverage.

•     Loss caused or contributed by theft or any other fraudulent, dishonest or criminal act committed by a partner, employee or director of the Trust or Sponsor, controlling more than 25% of the issued share capital of the Sponsor or any of its subsidiaries.

•     Loss caused by an employee if an elected or appointed official of the Trust or the Sponsor (not in collusion) knows of any act or acts of theft, fraud or dishonesty involving amounts in excess of $5,000 by such employee prior to the Trust’s or Sponsor’s discovery of a loss caused by such act or acts of the employee.

•     Any and all losses caused by an employee who has access to the private key(s) associated with the Trust’s bitcoin if an elected or appointed official of the Trust or Sponsor becomes aware of any act or acts of theft, fraud or dishonesty by such employee prior to the Trust’s or Sponsor’s discovery of a loss caused by such act or acts.

•     Loss of the private key(s) associated with the Trust’s bitcoin where such private key(s) is stored or being transmitted between computers or similar electronic devices that are connected to the Internet.

•     Any and all loss resulting from the network failure of the Bitcoin protocol.

The insurance carries a $500,000 deductible; the Trust will be responsible for any losses up to that amount.

The bitcoin Held by the Trust Are Not Subject to FDIC or SIPC Protections.

The Trust is not a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, the Trust’s assets, including its bitcoin holdings, do not qualify for FDIC or SIPC protections.

Regulatory Risks

Regulation of the Bitcoin Industry Continues to Evolve and is Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Trust.

Both domestic and foreign regulators and governments have focused on regulation of Bitcoin.

In the U.S.:

•     On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums. On July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC continues to take action against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.

•     On September 17, 2015, the Commodities Futures Trading Commission (the “CFTC”) provided clarity regarding the regulatory treatment of bitcoin in the Coinflip civil enforcement case. There the CFTC determined that bitcoin and other virtual currencies are regulated as commodities under the Commodity Exchange Act of 1936, as amended (the “CEA”). Based on this determination, the CFTC applied CEA provisions and CFTC regulations to a bitcoin derivatives trading platform. Also of significance, the CFTC took the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for digital assets and on July 24, 2017, the CFTC approved Ledger X, LLC as the first derivatives clearing organization for digital currency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction. On October 17, 2017, the CFTC’s LabCFTC office issued A CFTC Primer on Virtual Currencies (“Primer”). As noted in the Primer, the CFTC staff does not claim general jurisdiction over “spot” or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. The CFTC staff does, however, claim jurisdiction over instances of fraud or manipulation involving virtual currencies, even in the case of spot or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. On December 1, 2017, the CFTC approved the self-certification of binary bitcoin options for the Cantor Exchange and exchange-traded bitcoin futures contracts for the Chicago Mercantile Exchange Inc. and CBOE Futures Exchange. On December 15, 2017, the CFTC issued a proposed interpretation of the “actual delivery” requirements with respect to virtual currencies under the CEA.  Section 2(c)(2)(D) of the CEA provides the CFTC with direct oversight authority over “retail commodity transactions” – defined as agreements, contracts or transactions in any commodity that are entered into with, or offered to retail market participants on a leveraged or margined basis, or financed by the offeror, the counterparty or a person acting in concert with the offeror or counterparty on a similar basis. Such a transaction is subject to the CEA “as if” it were a commodity future. The statute contains an exception for contracts of sale that result in “actual delivery” within 28 days from the date of the transaction. The proposed interpretation establishes two primary factors necessary to demonstrate “actual delivery” of retail commodity transactions in virtual currency: (1) a customer having the ability to: (i) take possession and control of the entire quantity of the commodity, whether it was purchased on margin, or using leverage, or any other financing arrangement, and (ii) use it freely in commerce (both within and away from any particular platform) no later than 28 days from the date of the transaction; and (2) the offeror and counterparty seller (including any of their respective affiliates or other persons acting in concert with the offeror or counterparty seller on a similar basis) not retaining any interest in or control over any of the commodity purchased on margin, leverage, or other financing arrangement at the expiration of 28 days from the date of the transaction.

•     The IRS released guidance in 2014 noting that bitcoin will be treated as property for U.S. Federal income tax purposes.

•     On March 18, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of virtual currencies (such as bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of virtual currency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, bitcoin exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that bitcoin exchanges, certain types of payment processors and convertible digital asset administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alleged willful violation of U.S. anti-money laundering laws.

•     In a report titled “Strategies for Improving the U.S. Payment System,” published in January 2015 by the Federal Reserve, “Digital Value Transfer Vehicles” technology was identified for further exploration and monitoring.

•     In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in digital currency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital currency business activity. Other states have considered regimes similar to the BitLicense, or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in digital currency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime. Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of digital currency and not its use. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other digital assets as a means of payment. In July 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications.

•     On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors’ proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of virtual currency businesses, including bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis.

In foreign jurisdictions:

•     In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment.

•     Also in 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that reportedly prohibits the use of decentralized digital assets such as bitcoin.

•     The Canada Senate Banking Committee urged the government to “tread carefully” in regulation of digital currencies, so as not to stifle their as yet “unimagined applications,” and a representative of Canada’s central bank noted that bitcoin and other alternative currencies “should generally require much less intensive oversight and regulation because they pose much less risk to the Canadian financial system as a whole.”

•     In October 2015, the European Court of Justice declared that bitcoin transactions “are exempt from VAT under the provision concerning transactions relating to currency, bank notes and coins used as legal tender,” but the European Central Bank found that bitcoin met only two of the three legal criteria that define electronic money, putting it in a legal gray area.

•     On December 3, 2013, the Chinese government issued a notice that classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate. Then on September 15, 2017, the Chinese government and local financial regulators officially requested some Chinese bitcoin exchanges and digital asset trading platforms to shut down by the end of September 2017.

•     In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. In September 2017 the head of the Russian central bank stated that it is categorically against regulating cryptocurrencies as money, as a means by which payment can be made for goods and services, and against equating them with foreign currency. China’s, Russia’s, and other countries’ restrictive stance towards digital assets may reduce the rate of expansion of bitcoin use or even eliminate the use of bitcoin entirely in these geographies.

•     Sweden and Australia treat bitcoin as a currency, while Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency. Norway categorizes bitcoin as a form of virtual asset or commodity. The United Kingdom treats bitcoin as private money and determined that the value added tax will not apply to bitcoin sales, but it can be charged on the commission instead. In Japan, regulations went into effect in April 2017 that recognize digital currencies as a legal method of payment and require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. The government of Israel and the Israel Tax Authority decided in January 2017 to apply capital gains tax to sales of bitcoin and other digital currencies. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority.

The regulation of bitcoin, digital assets and related products and services continues to evolve. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, to the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a United States or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin network, bitcoin trading or ownership in bitcoin, such determination may have an adverse effect on the value of your investment in the Trust. In sum, bitcoin regulation takes many different forms and will, therefore, impact bitcoin and its usage in a variety of manners.

The Trust is Not a Registered Investment Company and is Not Subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the 1940 Act. Consequently, shareholders of the Trust do not have the regulatory protections provided to shareholders in registered and regulated investment companies which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates.  Further, the Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust will not engage in “retail commodity transactions” — any bitcoin transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the CEA and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trust is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, shareholders will not have the regulatory protections provided to shareholders in CEA-regulated instruments or commodity pools.

Trading on bitcoin Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges.

To the extent any of the Trust’s trading is conducted on bitcoin exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges.  These factors could adversely affect the performance of the Trust.

Future Regulations May Require the Trust to Become Registered, Which May Cause the Trust to Liquidate.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoin is a currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor or the Trust may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to shareholders.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and Investment Advisers Act of 1940, as supplemented (the “Advisers Act”). The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

If regulatory changes or interpretations of an Authorized Participant’s activities require the regulation of an Authorized Participant as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Participant may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Trust.

To the extent that the activities of an Authorized Participant cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Participant may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Participant to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Participant charges its clients in a material and adverse manner. If an Authorized Participant determines not to comply with such additional regulatory and registration requirements, an Authorized Participant may terminate its role as an Authorized Participant of the Trust. Such a termination may decrease the liquidity of the Trust.

Additionally, to the extent an Authorized Participant is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoin and adversely affect an investment in the Shares.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoin and therefore adversely affect an investment in the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

The United States, China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoin or to exchange bitcoin for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could subject the Trust or its Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Trust or its Sponsor, and could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require registration as money service businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Trust or Sponsor operates, the Trust or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Regulatory compliance would include, among other things, implementing anti-money laundering and consumer protection programs.

To the extent the Trust or Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor and/or the Trust determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

Other Risks

You Should Consult Your Own Legal, Tax and Financial Advisers Regarding the Desirability of an Investment in the Shares Because No Independent Advisers Were Appointed to Represent You in connection with the Formation and Operation of the Trust.

While the Sponsor has consulted with legal, tax and financial advisers regarding the formation and operation of the Trust, no counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own counsel, accountants and other advisers before investing in the Shares.

Competing Claims Over Ownership of Intellectual Property Rights Related to the Trust Could Adversely Affect the Trust and an Investment in the Shares.

The Sponsor believes that all intellectual property rights needed to operate the Trust have been obtained by the Sponsor. However, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Trust. The negotiation, litigation or settlement of such claims may result in expenses or damages that could adversely affect the Trust or lead to its termination.

Third parties may assert intellectual property claims relating to the holding and transfer of bitcoin and the Bitcoin source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in Bitcoin’s long-term viability or the ability of end-users to hold and transfer bitcoin may adversely affect an investment in the Shares. Additionally, a meritorious intellectual property claim could prevent the Trust and others from accessing the blockchain, holding or transferring bitcoin, which could force the termination of the Trust and the liquidation of the Trust’s bitcoin (if such liquidation is possible). As a result, an intellectual property claim against the Trust or other large participants within the Bitcoin industry could adversely affect an investment in the Shares or the ability of the Trust to operate.

Tax Risks

The Trust’s Delivery, Transfer or Sale of bitcoin in Connection with Redemptions or to Pay Expenses or Other Operations of the Trust Could Result in Shareholders Incurring Tax Liability Without an Associated Distribution from the Trust.

Each delivery, transfer or sale of bitcoin by the Trust in connection with redemptions or to pay the Sponsor’s Management Fee, bitcoin Insurance Fee, Trust principal and employee salaries, expenses associated with bitcoin custody or other expenses could be a taxable event to shareholders. Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable shares of the Trust’s taxable income, whether or not they receive cash distributions from the Trust. Shareholders may not receive cash distributions equal to their shares of the Trust’s taxable income or even the tax liability that results from such income. Any tax liability could adversely impact an investment in the Shares and may cause shareholders to prepare and file additional tax documents.

Items of Income, Gain, Loss and Deduction With Respect to Shares Could be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Trust in Allocating Such Tax Items.

U.S. federal income tax rules applicable to grantor trusts are complex. The Trust will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to shareholders in a manner that reflects the shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of applicable tax requirements. It is possible that the IRS may successfully assert that the conventions and assumptions used by the Trust do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more shareholders.

A Permanent Bitcoin Blockchain Fork Could Result in Shareholders Incurring Tax Liability.

If a permanent fork occurs in the Bitcoin blockchain, the Trust would hold equal amounts of both the original bitcoin and the alternative new bitcoin.  As a result, the Sponsor would need to decide whether to continue to hold the original bitcoin, the alternative new bitcoin or both, and what action to take with respect to the unselected bitcoin, such as the possible distribution or sale of the unselected bitcoin. Each distribution, sale or decision to hold the original or alternative bitcoin by the Trust in connection with a permanent fork may cause Shareholders to incur U.S. federal, state, local, or foreign income tax liability.  Any tax liability could adversely impact an investment in the Shares and may cause shareholders to prepare and file additional tax documents.

Changes to the Manner in Which bitcoin is Treated for Federal and State Tax Purposes May Adversely Affect an Investment in the Shares.

IRS guidance indicates that bitcoin should be treated as property for Federal tax purposes, and transactions involving the exchange of bitcoin in return for goods and services should be treated as barter.  Such guidance preserves beneficial capital gains treatment for bitcoin transactions. The New York State Department of Taxation and Finance (“NYDTF”) has issued guidance regarding the application of New York State tax law to virtual currencies such as bitcoin. The NYDTF determined that New York State would follow the IRS guidance with respect to the treatment of virtual currencies such as bitcoin for state income tax purposes. Furthermore, the NYDTF took the position that virtual currencies such as bitcoin are a form of “intangible property,” with the result that the purchase and sale of bitcoin for government currency is not subject to New York state sales tax (although exchanges of bitcoin for other goods and services may be subject to sales tax under barter transaction treatment). The New Jersey Division of Taxation has issued similar guidance, while the taxing authorities of various states other than New York and New Jersey have issued guidance exempting the acquisition and/or disposition of bitcoin from sales tax. It is unclear what further guidance on the treatment of bitcoin for state tax purposes may be issued in the future. If a state does not follow the IRS guidance, such state’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.  To the extent the IRS or other states adopt different guidance with the imposition of less favorable tax treatment, such a tax burden may adversely affect an investment in the Shares.

The European Court of Justice has declared that bitcoin transactions “are exempt from VAT under the provision concerning transactions relating to currency, bank notes and coins used as legal tender.” To the extent a foreign jurisdiction decides to tax bitcoin differently from how the European Union and U.S. currently treat bitcoin for tax purposes, such tax burden could result in decreased demand for bitcoin, which could impact the price of bitcoin and adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash and, in some instances, may consist partially or wholly of bitcoin. Cash proceeds will be received by the Cash Custodian and transferred to the Trust to purchase bitcoin. The Trust will hold the bitcoin purchased and the bitcoin received by the Trust from the issuance and sale of Baskets, until (1) bitcoin is sold for cash, which is distributed to Authorized Participants in connection with redemptions of Baskets, (2) bitcoin is distributed to Authorized Participants in connection with redemptions of Baskets, (3) bitcoin is sold for cash or transferred to the Sponsor in kind to pay the Sponsor’s Management Fee and the insurance premium related to the insurance policies on the Trust’s bitcoin, or (4) bitcoin is sold for cash to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

BITCOIN AND THE BITCOIN INDUSTRY

The following is a more complete description of Bitcoin, including, without limitation, information about the history of bitcoin, bitcoin possession, bitcoin transactions, bitcoin trading, the bitcoin exchange market, the bitcoin OTC market and bitcoin mining.

Summary

A bitcoin is an asset that can be transferred among parties via the Internet, but without the use of a central administrator or clearing agency. The term decentralized is often used in descriptions of bitcoin, in reference to bitcoin’s lack of necessity for administration by a central party. Bitcoin with an upper case “B” describes the system as a whole (i.e., the network of computers running the software protocol underlying Bitcoin involved in maintaining the database of bitcoin ownership and facilitating the transfer of bitcoin among parties). When written with a lower case “b”, the word bitcoin refers to the unit of account within the Bitcoin network.  The Bitcoin network and the asset, bitcoin, are intrinsically linked and inseparable.  Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto,” and the protocol underlying Bitcoin was subsequently released in 2009 as open source software.

bitcoin Ownership and the Blockchain

To begin using bitcoin, a user may download specialized software referred to as a bitcoin wallet.  A user’s bitcoin wallet can run on a computer or smartphone. A bitcoin wallet can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user will be able to generate one or more bitcoin addresses, which are similar in concept to bank account numbers, and each address is unique. Upon generating a bitcoin address, a user can begin to transact in bitcoin by receiving bitcoin at his or her bitcoin address and sending it from his or her address to another user’s address.  Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

Balances of the quantity of bitcoin associated with each bitcoin address are listed in a database, referred to as the blockchain.  Copies of the blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient.  The sender then uses his or her bitcoin wallet software, to create a proposed addition to the blockchain.  The proposal would decrement the sender’s address and increment the recipient’s address by the amount of bitcoin desired to be transferred.  The proposal is entirely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network.  Such digital proposals are referred to as bitcoin transactions.

bitcoin Transactions and Digital Signatures

A bitcoin transaction is similar in concept to an irreversible digital check.  The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a confirmation fee (see “Bitcoin and the Bitcoin Industry—bitcoin Mining and Transaction Fees”) and the sender’s digital signature.  The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called private key, one of two numbers in a so-called cryptographic key pair. A key pair consists of a public key and its corresponding private key, both of which are lengthy numerical codes, derived together and possessing a unique relationship.

Public keys are used to create bitcoin addresses. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address.  Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address (which is derived from a public key) may be safely distributed, but a user’s private key must remain known solely by its rightful owner.  The utilization of a private key is the only mechanism by which a bitcoin user can create a digital signature to transfer bitcoin from him or herself to another user. Additionally, if a malicious third party learns of a user’s private key, that third party could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address (i.e., the third party could steal the user’s bitcoin).

The usage of key pairs is an essential part of the underpinning of the Bitcoin network, insofar as use of a private key is the only mechanism by which a bitcoin transaction can be signed.  The loss of a private key renders the corresponding bitcoin permanently non-transferable, and the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin.  Consequently, bitcoin is unlike most contemporary financial assets in that it is a bearer asset.  The person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Trust’s bitcoin Security System” below.

bitcoin Transaction Propagation and Unconfirmed Transactions

A user who wishes to send bitcoin to another user would utilize bitcoin wallet software to create a transaction, digitally sign it and transmit a copy of the signed transaction to other computers on the Bitcoin network. A copy of the signed transaction propagates throughout the network, typically received by participating computers in seconds.

The Bitcoin network, which consists of computers running the bitcoin software, is configured as a peer-to-peer network. Unlike conventional computer networks in which workstations communicate with a central server, peer-to-peer networks consist of computers that relay information among each other, with no particular computer functioning as a leader.  Computers in a peer-to-peer network can depart from the network at any time, and new computers can join at any time. The peer-to-peer configuration provides the Bitcoin network with resiliency conventional networks lack.

Bitcoin Peer-to-Peer Network

Although participants in the Bitcoin network receive a copy of newly created transactions in minimal time, the transactions are temporarily considered unconfirmed – in essence, new transactions are at first a proposal for a transfer of bitcoin. Computers participating in the Bitcoin network keep a copy of the database of all transactions, including both unconfirmed and confirmed.  Confirmed transactions are part of the blockchain, but unconfirmed transactions are not. An unconfirmed transaction becomes a confirmed transaction once it is added to the blockchain. Updates to the blockchain, which enable unconfirmed transactions to become confirmed transactions, come by way of newly-formed blocks, which are added to the blockchain by a process known as bitcoin mining.

bitcoin Mining and Transaction Fees

Bitcoin mining utilizes a combination of computer hardware and software to accomplish a dual purpose: (i) to verify the authenticity and validity of bitcoin transactions (i.e. the movement of bitcoin between addresses), and (ii) the creation of new bitcoin.  Neither the Sponsor nor the Trust intends to engage in bitcoin mining.  Bitcoin miners do not need permission to participate in verifying transactions.  Rather, miners compete to solve a prescribed and complicated mathematical calculation using computers dedicated to the task.  Rounds of the competition repeat approximately every ten minutes. In any particular round of the competition, the first miner to find the solution to the mathematical calculation is the miner who gains the privilege of announcing the next block to be added to the blockchain.

A new block that is added to the blockchain serves to take all of the recent-yet-unconfirmed transactions and verify that none are fraudulent.  The recent-yet-unconfirmed transactions also generally contain transaction fees that are awarded to the miner who produces the block in which the transactions are inserted, and thereby confirmed.  The successful miner also earns the so-called block reward, an amount of newly created bitcoin. Thus, bitcoin miners are financially incentivized to conduct their work.  The financial incentives received by bitcoin miners are a vital part of the process by which the Bitcoin network functions.

Upon successfully wining a round of the competition (winning a round is referred to as mining a new block), the miner then transmits a copy of the newly-formed block to peers on the Bitcoin network, all of which then update their respective copies of the blockchain by appending the new block, thereby acknowledging the confirmation of the transactions that had previously existed in an unconfirmed state.

A recipient of bitcoin must wait until a new block is formed in order to see the transaction convert from an unconfirmed state to a confirmed state. With new rounds won approximately every ten minutes, the average wait time for a confirmation is five minutes.

Anti-Fraud and the Double Spend Solution

Bitcoin’s mining process is the innovation that allows it to function without a central arbiter. Transactions are initially in an unconfirmed state because they must be checked for any attempt at a so-called double-spend.  A double spend would occur if Party A were to send the same bitcoin both to Party B and to Party C.  No payment system can be sound if it permits double spends.  In a payment system with a central administrator (i.e., payments sent through a bank), the job of preventing double spends falls to the central administrator.  Bitcoin’s mining process is the mechanism by which it prohibits double spends yet remains without a central administrator.

Party A could attempt a double-spend – the sending of the same bitcoin both to Parties B and C – by creating two digitally signed transactions. The first transaction would propose to transfer the bitcoin from Party A to Party B and the second to Party C.  Party A would then broadcast both transactions to the Bitcoin network, and all participating computers would generally see both transactions in a matter of seconds.  The transactions would, initially, be in an unconfirmed state, and no participant on the Bitcoin network would be able to know which of the two transactions to verify and which to reject.  Participants would, however, know that only one of the transactions can be permitted to exist, and that all participants need somehow to agree which transaction to permit and which to reject.

When a miner successfully mines a new block, he or she eliminates the attempted double spend by choosing only one of the unconfirmed transactions and discarding the other.  Thus, the miner serves as the arbiter in resolving any attempted double spends. The miner’s choice of which transaction to include in the block can be arbitrary. The only requirement, for the soundness of the system, is that only one of the two transactions is included.  When the miner broadcasts the newly created block to participants in the Bitcoin network, each participant will know which of the two transactions is valid and which is invalid.  If the miner were to attempt to include both transactions in the block, participants on the Bitcoin network would immediately know that the block is invalid, and they would discard it.  From a systemic perspective, the miner’s most important function is to be an arbiter in the case of any attempted double spend, thus maintaining the soundness of the Bitcoin network.

Newly Generated bitcoin and the Security of the Bitcoin Network

Beyond being the arbiter in case of an attempted double spend, miners also serve to generate newly created bitcoin. Approximately every ten minutes, a new block is created by one of the many miners operating on the Bitcoin network. The new block contains 12.5 newly created bitcoin, which are granted to the miner as an economic reward.  With 12.5 newly created bitcoin generated approximately every ten minutes, the total number of newly generated bitcoin each day is approximately 1,800.

A miner’s probability of successfully generating a new block is proportional to the amount of computing power the miner employs as a proportion of the total amount of computing power dedicated to mining. Although the aggregate amount of computing power devoted to bitcoin mining tends to increase over time, the quantity of bitcoin generated each day does not. By design, the supply of bitcoin is finite, and the pace at which bitcoin is generated is fixed, and set to decrease by half every four years on a defined schedule.

If an individual miner adds computing power to his or her mining operation, he or she will increase his or her probability of successfully generating new blocks, and simultaneously reduce the probability of other miners generating new blocks, but the overall quantity of new blocks generated will not increase.  By intention, bitcoin mining is setup to be a race amongst miners in which miners are incentivized to add computing power over time, in order to protect themselves from the consequences of increases in computing power by other miners. Since the number of blocks generated is fixed, a miner can gain only a temporary advantage by adding computing power, and the advantage dissipates as other miners add computing power to their own respective mining operations.

In the context of bitcoin mining, computing power is measured in hashes-per-second. As of December 2017, publicly available estimates are that the aggregate amount of computing power employed by bitcoin miners is more than 11,800 quadrillion hashes per second, or 11,800 petahashes-per-second (PH/s).

The race among miners to add processing power is a feature of Bitcoin that keeps the Bitcoin network secure. The protocol underlying Bitcoin operates safely so long as no miner gains control of more than 50 percent of the mining processing power.  If a miner gains control of more than 50 percent of mining processing power, the network will still operate safely, so long as the miner has no nefarious goals.  The addition of mining processing power makes it continuously more difficult for a nefarious miner to gain control of more than 50 percent of mining processing power.

Limits on bitcoin Creation

The protocol underlying Bitcoin provides the rules by which all users and miners on the Bitcoin network must operate. A user or miner attempting to operate under a different set of rules will be ignored by other network participants, thus rendering that user’s or miner’s behavior moot.  The protocol also lays out the so-called block reward, the amount of bitcoin that a miner earns upon creating a new block.  The initial block reward when Bitcoin was introduced in 2009 was 50 bitcoin per block. That number has and will continue to halve approximately every four years until approximately 2140, when it is estimated that block rewards will go to zero. The most recent halving occurred on July 9, 2016, which reduced the block reward from 25 to 12.5 bitcoin. The next halving is projected for June 2020, which will reduce the block reward to 6.25 bitcoin from its current level of 12.5. The halving thereafter will occur in another four years and will reduce the block reward to 3.125 bitcoin, and so on.  As of May 2018, there are approximately 17 million bitcoin that have been created, a number that will grow with certainty to a maximum of 21 million, estimated to occur by the year 2140.  Bitcoin mining should not be confused with buying and selling bitcoin, which, as discussed below, is a separate process.

In addition to the block reward, end users pay fees as an incentive for a miner to confirm their transactions in newly created blocks.  When a miner creates a new block, as part of the process the miner adds any unconfirmed transactions to the new block, and for doing so accepts fees associated with each transaction.  Fees vary in amount based on a calculation conducted by a user’s bitcoin wallet software, the speed with which the user wishes to have the transaction confirmed and market conditions. During the month of April 2018 the median transaction fee was approximately 0.00004 bitcoin or $0.34 per transaction, regardless of the quantity of bitcoin transferred within the transaction. During the three month period between January 1, 2018 and March 31, 2018, the median transaction fee was approximately 0.0005 bitcoin or $4.70. per transaction, regardless of the quantity of bitcoin transferred within the transaction. Since the inception of the Bitcoin network, miners have earned the minority of their revenue from transaction fees, with the majority of their revenue coming from the block reward.  During the month of April 2018, approximately 1.8% of miner revenue came from fees and 98.2% from newly created bitcoin. During the three month period between January 1, 2018 and March 31, 2018, approximately 11.5% of miner revenue came from fees and 88.5% from newly created bitcoin. As the block reward is reduced, miners are expected to earn an increasing proportion of their revenue from fees and a decreasing proportion from the block reward, thus making transaction fee-based revenue increasingly important as an economic incentive for miners.

Bitcoin Protocol Modifications

The Bitcoin protocol is built using open source software allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin, however, there are a number of individual developers that regularly contribute to a specific distribution of Bitcoin software dubbed “Bitcoin Core.” While there are many other compatible versions of Bitcoin software, Bitcoin Core provides the de-facto standard for the Bitcoin protocol.  The developers responsible for maintaining Bitcoin Core, (a/k/a the Bitcoin Core Maintainers), are employed by a number of entities including the MIT Media Labs’ Digital Currency Initiative, Chaincode Labs and Blockstream Corp.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called Bitcoin Improvement Proposal or BIP.  Such proposals are generally posted on websites (e.g., github.com), and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted.  New versions of Bitcoin Core can be approved by several developers. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the Bitcoin protocol.  Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Bitcoin has no central authority, so the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the Bitcoin protocol.

It is possible that a group of developers could propose a change to Bitcoin that is not backwardly compatible. If a significant proportion of Bitcoin users and miners decide to adopt the proposed change but the balance of users decide not to adopt it, the consequence would be what is known as a “fork” (i.e., “split”) of Bitcoin into two (or more) versions.  Each version of Bitcoin would have its own blockchain, and the prongs of the forked blockchain would run in parallel, but each version’s bitcoin (the asset) would lack interchangeability.  Participants in the Bitcoin industry are mutually incentivized not to permit such an outcome, as it could threaten the value of bitcoin (the asset).

Scalability

Estimates show that the Bitcoin network can accommodate up to seven transactions per second. The current maximum transaction rate is adequate for a significant amount of activity but far below the level that centralized services can provide.  There are multiple proposals for increasing the capacity of the Bitcoin network. Proposals are undergoing review, testing and development, and it is likely that efforts to increase Bitcoin’s capacity will continue for several years.

Use of bitcoin and the Blockchain

To date, publicly available estimates are that venture capitalists have invested approximately $[1.3] billion in Bitcoin related businesses. Beyond using bitcoin as a value transfer mechanism, applications related to the blockchain technology underlying bitcoin have become increasingly prominent.  Additional applications based on blockchain technology—both the blockchain underlying bitcoin as well as separate public blockchains incorporating similar characteristics of the blockchain underlying bitcoin—are currently in development by numerous entities, including financial institutions like banks. Blockchain-focused applications take advantage of certain unique characteristics of the blockchain, such as secure time stamping (secure time stamps are on newly created blocks), tamper-resistant storage (copies of the blockchain are distributed throughout the Internet) and secure digital signatures.

Blockchain-focused applications in usage and under development include, but are not limited to: asset title transfer, secure timestamping, counterfeit and fraud detection systems, secure document and contract signing, distributed cloud storage and identity management.  Although value transfer is not the primary purpose for blockchain-focused applications, the usage of bitcoin, the asset, is inherently involved in blockchain-focused applications, thus linking the growth and adoption of bitcoin to the growth and adoption of blockchain-focused applications.

The following chart, which is based on data publicly available the website blockchain.info, sets forth a summary of bitcoin transaction volume (i.e., transfers of bitcoin between parties on the Bitcoin network, which is different than and should not be confused with bitcoin exchange traded volume, see “Bitcoin and the Bitcoin Industry—bitcoin Exchange Market”) from January 2009, through May 2018:

OTC bitcoin Trading

Over-the-counter (“OTC”) trading of bitcoin is generally accomplished via bilateral agreements on a principal-to-principal basis.  All risks and issues of credit are between the parties directly involved in the transaction.  The OTC market provides a relatively flexible market in terms of quotes, price, size, and other factors.  The OTC market has no formal structure and no open-outcry meeting place.  Parties engaging in OTC transactions will agree upon a price – often via phone or email – and then one of the two parties would then initiate the transaction.  For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address.  The buyer would then wire U.S. dollars to the seller’s bank account.

Transaction costs in the OTC market are negotiable between the parties and therefore vary with some participants willing to offer competitive prices for larger volumes, although this will vary according to market conditions. Cost indicators can be obtained from various information service providers, such as the bitcoin price indexes and bitcoin exchanges.  OTC trading tends to be in large blocks of bitcoin and between institutions.

The Trust intends to buy and sell bitcoin in the OTC bitcoin market.  The Sponsor currently expects that often it will be more cost efficient for the Trust to effect large trades (e.g., $500,000 or greater) in the OTC market rather than on a bitcoin exchange.  When deciding whether to buy and sell bitcoin in the OTC market, the Trust will consider various market factors, including the total U.S. dollar size of the trade, the volume of bitcoin traded across the various U.S. dollar-denominated bitcoin exchanges during the preceding 24-hour period, available liquidity offered by OTC market participants, and the bid and ask quotes offered by OTC market participants.  When deciding whether to buy and sell bitcoin on exchange versus in the OTC market, the Trust’s goal is to fill an order at the best possible price.

OTC market participants include institutional entities, such as hedge funds, family offices, private wealth managers, high-net-worth individuals that trade bitcoin on a proprietary basis, and brokers that offer two-sided liquidity for bitcoin.  The Trust intends to primarily effect trades in the OTC market on the OTC platforms that comprise the MVBTCO.

While the Trust intends to conduct the majority of its trading in the OTC market on the OTC platforms that comprise the MVBTCO, the Trust maintains an internal proprietary database, which it does not share with anyone, of potential OTC bitcoin trading counterparties, including hedge funds, family offices, private wealth managers and high-net-worth individuals. All such potential counterparties are subject to the Trust’s AML/KYC compliance procedures. The Trust will add additional potential counterparties to its internal proprietary database as it becomes aware of additional market participants. The Trust will decide whether or not it will trade with OTC counterparties based on the Trust’s ability to fill orders at the best available price amongst OTC market participants and bitcoin exchanges. To the extent a Basket creation or redemption order necessitates the buying or selling of a large block of bitcoin (e.g., an amount that if an order were placed on an exchange would potentially move the price of bitcoin), the Sponsor represents that placing such a trade in the OTC market may be advantageous to the Trust. OTC trades help avoid factors such as potential price slippage (causing the price of bitcoin to move as the order is filled on exchange), while offering speed in trade execution and settlement (an OTC trade can be executed immediately upon agreement of terms between counterparties) and privacy (to avoid other market participants entering trades in advance of a large block order).  OTC bitcoin trading is typically private and not regularly reported.

The Trust has established delivery-versus-payment like (“DVP”) and receive-versus-payment like (“RVP”) trading arrangements with its trading counterparties pursuant to which the Trust will be able to minimize counterparty risk.  These arrangements are on a trade-by-trade basis and do not bind the Trust to continue to trade with any counterparty.  When trading with a counterparty, the Trust will only send U.S. dollars to the counterparty after it receives the bitcoin from the counterparty. Once the Trust receives the bitcoin it purchased, the Trust will within 24 hours wire U.S. dollars to the counterparty to settle the trade. When selling bitcoin, the Trust will transmit bitcoin to the counterparty only after the counterparty has transmitted U.S. dollars to the Trust. These DVP and RVP like settlement terms reduce counterparty risks for the Trust.

The Sponsor believes the OTC bitcoin market is the most accurate expression of the value of bitcoin.

The Trust expects to take custody of bitcoin within one business day of an order to create a Basket.

bitcoin Exchange Market

Bitcoin exchanges operate websites that facilitate the purchase and sale of bitcoin for various government-issued currencies, including the U.S. dollar, the euro or the Chinese yuan.  Activity on bitcoin exchanges should not be confused with the process of users sending bitcoin from one bitcoin address to another bitcoin address, the latter being an activity that is wholly within the confines of the Bitcoin network and the former being an activity that occurs entirely on private websites.

Bitcoin exchanges typically report publicly on their websites the valuation of each transaction and bid and ask prices for the purchase or sale of bitcoin. Although each bitcoin exchange has its own market price, it is expected that most bitcoin exchanges’ market prices should be relatively consistent with the bitcoin exchange market average since market participants can choose the bitcoin exchange on which to buy or sell bitcoin (i.e., exchange shopping). Price differentials across bitcoin exchanges enable arbitrage between bitcoin prices on the various exchanges.

There are currently several U.S. based regulated entities that facilitate bitcoin trading and that comply with state and/or U.S. anti-money laundering (“AML”) and know-your-customer (“KYC”) regulatory requirements. While the CFTC is responsible for regulating the bitcoin spot market for fraud and manipulation, there is no direct, comprehensive federal oversight of bitcoin exchanges or trading platforms in the United States and no U.S. exchanges are registered with the SEC or the CFTC.

•     GDAX (f/k/a Coinbase) is a bitcoin exchange that maintains money transmitter licenses in over thirty states, the District of Columbia and Puerto Rico. GDAX is subject to the regulations enforced by the various State agencies that issued their respective money transmitter licenses to GDAX. The NYDFS granted a BitLicense to GDAX in January 2017.

•     itBit is a bitcoin exchange that was granted a limited purpose trust company charter by the NYDFS in May 2015. Limited purpose trusts, according to the NYDFS, are permitted to undertake certain activities, such as transfer agency, securities clearance, investment management, and custodial services, but without the power to take deposits or make loans.

•     Gemini is a bitcoin exchange that is also regulated by the NYDFS.  In October 2015, NYDFS granted Gemini an Authorization Certificate, which allows Gemini to operate as a limited purpose trust company.

•     Genesis Global Trading (“Genesis”) is a FINRA member firm that makes a market in bitcoin by offering two-sided liquidity. In May 2018, NYDFS granted Genesis a BitLicense.

•     bitFlyer is a virtual currency exchange that is registered in Japan.  In November 2017, NYDFS granted Tokyo-based bitFlyer a BitLicense.

To the extent the Trust conducts bitcoin trading on an exchange, it expects to do so on the following U.S. dollar-denominated bitcoin exchanges: Bitstamp (located in Slovenia and with an office in the U.K.), GDAX (f/k/a Coinbase) (located in California), Gemini (located in New York), itBit (located in New York), bitFlyer (located in New York) and Kraken (located in San Francisco). All of these exchanges follow AML and KYC regulatory requirements.

Additional bitcoin Trading Products

Certain U.S. platforms and non-U.S. based bitcoin exchanges offer derivative products on bitcoin such as options, swaps and futures.

BitMex, based in the Republic of Seychelles, CryptoFacilites, based in the United Kingdom, 796 Exchange, based in China, and OKCoin Exchange China all offer futures contracts settled in bitcoin.  Coinut, based in Singapore, offers bitcoin binary options and vanilla options based on the Coinut index.  Deribit, based in The Netherlands offers vanilla options and futures contracts settled in bitcoin. IGMarkets, based in the United Kingdom, Avatrade, based in Ireland, and Plus500, based in Israel, all offer bitcoin contracts for difference.

The CFTC has approved TeraExchange, LLC as a swap execution facility where bitcoin swap and non-deliverable forward contracts may be entered into. TeraExchange is the provider of the TeraBit Bitcoin Price Index.   In July 2017, the CFTC issued an order granting LedgerX, LLC (“LedgerX”) registration as a derivatives clearing organization under the CEA. Under the order, LedgerX is authorized to provide clearing services for fully-collateralized digital currency swaps. LedgerX, which was also granted an order of registration as a Swap Execution Facility in July 2017, is the first federally-regulated exchange and clearing house for derivatives contracts settling in digital currencies.  LedgerX began trading options and swaps on its platform in October 2017, and both Cboe Global Markets, Inc. and CME Group, Inc. announced plans to launch cash-settled bitcoin futures contracts beginning in December 2017.  Cantor Futures Exchange L.P. launched bitcoin swaps in December 2017.

Bitcoin Investment Trust (“BIT”) is a private, open-ended trust available to accredited investors that derives its value from the price of bitcoin. Eligible shares of BIT are quoted on the OTCQX marketplace under the symbol “GBTC.”  BIT was founded in 2013.

In May 2015, the Swedish FSA approved the prospectus for Bitcoin Tracker One, an open-ended exchange-traded note that tracks the price of bitcoin in U.S. dollars.  The Bitcoin Tracker One initially traded in Swedish krona on the Nasdaq Nordic in Stockholm, but is now also available to trade in euro.  The Bitcoin Tracker One is available to retail investors in the European Union and to those investors in the U.S. who maintain brokerage accounts with Interactive Brokers.

In May 2016, the Gibraltar Financial Services Commission approved the BitcoinETI, which in July 2016 was listed on the Gibraltar Stock Exchange and on Deutsche Börse Frankfurt in August 2016.  The BitcoinETI is a bitcoin-backed exchange traded instrument that is Euro denominated.  The product is UCITS eligible, passportable to all 31 Europe Economic Area countries and Switzerland, available to sophisticated investors through a standard brokerage account, and employs standard Clearstream/Euroclear settlement.

Illicit Use and Fraudulent Activity

As with any other asset or medium of exchange, bitcoin can be used to purchase illegal goods, fund unlawful activities or to launder money. Bitcoin has been used for unlawful gambling and for the purchase of illegal goods.

The utilization of bitcoin provides users with a certain degree of anonymity, insofar as sending and receiving bitcoin does not involve the use of personal information (i.e., bitcoin addresses are strings of up to 35 alphanumeric characters that appear random).  Anonymity is limited, however, by the nature of bitcoin transactions, all of which are recorded indelibly on the blockchain, and by the fact that bitcoin exchanges conduct AML and KYC verifications on their users (see “Bitcoin and the Bitcoin Industry—bitcoin Exchange Market”).

During the past several years, a number of bitcoin businesses have been associated with bitcoin theft and fraudulent schemes.

Historical Price of bitcoin

The price of bitcoin is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of bitcoin in the past are not a reliable indicator of future movements. Movements may be influenced by various factors, including supply and demand, geo-political uncertainties, economic concerns such as inflation, and real or speculative investor interest.

The following chart, which is based on data publicly available the website blockchain.info, sets forth the U.S. dollar price of bitcoin during the period January 2009, through May 2018:

Competition

Bitcoin is not the only available decentralized digital asset. Other cryptographic digital assets have been developed since the inception of the Bitcoin, including, but not limited to, Ethereum, Litecoin, Monero and Zcash. While a competitive product could displace the market share Bitcoin currently occupies, it would face significant headwinds due to the network effect and financial and intellectual investments currently enjoyed by the market leader.

THE TRUST’S BITCOIN SECURITY SYSTEM

bitcoin Security

The Trust is responsible for the custody of the Trust’s bitcoin.  The security of the Trust’s bitcoin relies upon the safekeeping of private keys that provide access to customized bitcoin wallets, from which and to which the Trust’s bitcoin can be transferred.  The Sponsor expects that the Trust’s auditor will verify the existence of bitcoin held in custody by the Trust.  In addition, the Trust’s insurance carriers will have inspection rights associated with the bitcoin held in custody by the Trust.

The Trust’s bitcoin security solution uses what are known as “cold storage wallets,” which are specialized wallets that keep private keys on computers that are not connected to the Internet or any other computer network. Computers on which the cold storage wallets reside are described as air-gapped, a reference to their isolation from the Internet and other computers. The ability to transfer bitcoin using cold storage wallets is facilitated by the ability of wallet software to use the private key to create a valid digital signature on a proposed bitcoin transaction, in spite of a lack of connectivity to the Internet. Once the proposed bitcoin transaction is signed, it is saved to a file and the file is moved to an Internet-connected computer via physical media (a USB flash stick, SD card or similar). A signed bitcoin transaction never reveals the underlying private key with which the transaction was signed. The system is similar in concept to placing a wax seal on a document: the recipient can see the wax seal and verify the authenticity of the document, but seeing the wax seal does not provide access to the underlying sealing mechanism.

Beyond using cold storage wallets, the Trust also uses what are known as multi-signature transactions when transferring bitcoin. In order for a multi-signature transaction to be valid and accepted into a block by a miner, the transaction must be digitally signed using more than one private key from within a set of pre-established valid private keys. The Trust’s bitcoin security system requires multiple designated Trust employees to access and transact with the Trust’s bitcoin. The Trust uses cold storage wallets and multi-signature transactions at all times, including with respect to the bitcoin held for daily trading activities; the Trust’s bitcoin will not be exposed to a hot storage environment.

Business Continuity Plan

The Sponsor maintains business continuity plans and procedures designed to ensure a prompt recovery following the loss or partial loss of any of the Trust’s infrastructure, systems or facilities.  For backup and disaster recovery purposes, the Trust will maintain cold storage wallet backups in locations geographically distributed throughout the United States, including in the Northeast and Midwest.  The recovery plans are tested on a regular basis in order to verify their effectiveness.  Plans are maintained and updated based upon results of the tests and as needs change.

THE TRUST’S BITCOIN INSURANCE

The Trust maintains crime, excess crime and excess vault risk insurance coverage underwritten by various insurance carriers.  Both the Trust and the Sponsor (the “Insured”) are insured parties under the insurance policy.  Pursuant to the terms of the policy, each of the Trust and Sponsor has the ability to submit a claim in connection with the policy and to cancel the policy.  The insurers may not cancel the policy for the initial term of the policy (which is one year) once the premium has been paid.  Any amendment to the policy would require the consent of both the Insured and the insurers.

The purpose of the insurance is to protect shareholders against loss or theft of the Trust’s bitcoin.  The insurance will cover loss of bitcoin by, among other things, theft, destruction, bitcoin in transit, computer fraud and other loss of the private keys that are necessary to access the bitcoin held by the Trust.  See “Bitcoin and the Bitcoin Industry—bitcoin Transactions and Digital Signatures.”  The coverage is subject to certain terms, conditions and exclusions (further outlined below).  The Trust’s insurance policies require the Trust to undertake industry best practice procedures with respect to storage of the Trust’s bitcoin, which entails cold storage and multi signature transactions. The Trust’s insurance policy also requires inspection of the Trust’s physical facilities.  The Trust has and will continue to make its facilities available for inspection at the request of its insurers. The Sponsor is responsible for arranging the insurance coverage for the Trust’s bitcoin and for entering into additional insurance agreements for the Trust as needed.  To the extent the value of the Trust’s bitcoin holdings exceeds the total $125,000,000 of insurance coverage as discussed below, the Sponsor has made arrangements for additional insurance coverage with the goal of maintaining insurance coverage at a one-to-one ratio with the Trust’s bitcoin holdings valued in U.S. dollars such that for every dollar of bitcoin held by the Trust there is an equal amount of insurance coverage.

Crime Insurance

The Crime Insurance policy covers loss of bitcoin up to a maximum of $10,000,000 caused by:

•                  Theft by an employee of the Insured acting alone or in collusion with others.

•               Robbery, burglary, theft, mysterious unexplainable disappearance, and damage thereto or destruction thereof, while the private key(s) associated with the Trust’s bitcoin (the “Property”) is within the Insured’s premises.

•               Direct loss while the Property is in transit anywhere in the custody of an employee of the Insured, a messenger, an armored motor vehicle company, or any other person or entity duly authorized by the Insured to have custody.

•               Computer fraud or funds transfer fraud, or by reason of the loss of the Insured’s electronic data as the result of the destruction or attempt thereat of such electronic data due to a computer virus caused by any person while such electronic data are stored within the Trust’s computer system.

•               Underwriters shall indemnify the Insured for all reasonable legal fees, costs and expenses incurred and paid by the Insured in the defense of any demand, claim, suit, or legal proceeding with respect to which the Insured establishes that the act or acts which were committed would entitle the Insured to recovery under the policy if any loss resulted therefrom.

The Crime Insurance policy excludes the following:

•               Any loss, claim or damage that does not exceed the policy’s $500,000 deductible.

•               Loss caused or contributed by theft or any other fraudulent, dishonest or criminal act committed by a partner, employee or director of the Insured, controlling more than 25% of the issued share capital of the Insured or any of its subsidiaries.

•               Loss caused by an employee if an elected or appointed official of the Insured (not in collusion) knows of any act or acts of theft, fraud or dishonesty involving amounts in excess of $5,000 by such employee prior to the Insured’s discovery of a loss caused by such act or acts of the employee.

•               Loss of income or profit not realized by the Insured.

•               Loss of trade secrets or confidential information of any kind, except to the extent that such confidential information is used to support or facilitate the commission of an act otherwise covered by the policy.

•               Loss due to the giving or surrendering of physical property in any legitimate exchange or purchase.

•               Any loss or part thereof, the proof of which, either as to its factual existence or as to amount, is solely dependent upon an inventory or a profit and loss computation. However, where the Insured establishes wholly apart from such computation that it has sustained a loss, then the Insured may offer its inventory records in support of the amount of loss claimed.

•               Indirect or consequential loss of whatever nature.

•               Loss or damage directly or indirectly caused by or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalization or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

•               Loss due to radioactive contamination to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss or legal liability of whatsoever nature directly caused by or contributed to by or arising from ionizing radiation or contamination by radioactivity from any nuclear fuel or nuclear waste from the combustion of such fuel, or the radioactive, toxic, explosive or other hazardous properties of any explosive nuclear component thereof.

•               Loss caused solely by arithmetical, accounting or computing errors or omissions.

•               Prior known circumstances that would give rise to a loss.

•               Loss resulting wholly or partially from the complete or partial non-payment of or default upon any loan.

•               Loss resulting wholly or partially from payments or withdrawals involving items received by the Insured that are not fully paid for.

•               Loss resulting solely and directly from the network failure of the Bitcoin protocol.

•               With respect to any loss sustained on the premises of the Insured or while Property is in transit:

o             Loss or damage due to forged or fraudulently altered or counterfeit bitcoin;

o             Loss or damage to bitcoin while in the mail;

o             Loss that constitutes kidnap/ransom payments or other extortion payments (as distinguished from the proceeds of robbery) surrendered away from the Insured’s premises to any person as a result of a threat to do (1) bodily harm to any person or (2) damage to the Insured’s premises or other property owned by the Insured;

o             Loss or damage to Property that arises directly or indirectly by reason of or in connection with terrorism;

o             Any loss sustained prior to the start date of the policy or any loss involving any act, transaction, or event which occurred or commenced prior to the start date of the policy;

o             Any legal liability arising directly or indirectly as a result of or in connection with any act or acts (or alleged act or acts) of money laundering or any act or acts (or alleged act or acts) which are in breach of and/or constitute an offense or offenses under any money laundering legislation (or any provisions and/or rules or regulations made by any Regulatory Body or Authority thereunder);

o             No insurer shall be deemed to provide cover and no insurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose the insurer, or its parent, to any sanction, prohibition or restriction implemented pursuant to resolutions of the United Nations or the trade and economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America; and

o             Loss of Property where such Property is stored or being transmitted between computers or similar electronic devices that are connected to the Internet.

The Trust will bear any losses from exclusions under the Crime Insurance Policy, including losses up to the policy’s $500,000 deductible.

Excess Crime Insurance

The Excess Crime Insurance policy covers losses, up to a maximum of $15,000,000, sustained in excess of the $10,000,000 covered by the Crime Insurance policy.  Liability to pay under this policy shall not attach unless and until the underwriters of the Crime Insurance policy shall have paid the full amount of their indemnity.

It is a condition of the Excess Crime Insurance policy that the Crime Insurance policy shall be maintained in full effect during the currency of the Excess Crime Insurance policy.  Failure to comply with the maintenance of the Crime Insurance policy requirement shall not invalidate the Excess Crime Insurance policy, but in the event of such failure, the underwriters shall be liable under the Excess Crime Insurance policy only to the extent that they would have been liable had the Sponsor complied with the maintenance obligation.

To the extent the Crime Insurance policy is partially reduced by reason of payment, then the Excess Crime Insurance policy shall apply in excess of the reduced amount.  To the extent the Crime Insurance policy is totally exhausted by reason of payment, then the Excess Crime Insurance policy shall continue in force.

Except as discussed above, the Excess Crime Insurance policy is subject to the same terms, exclusions, conditions and definitions as the Crime Insurance policy.

There is no additional deductible payment, above the $500,000 deductible for the Crime Insurance policy, in connection with a claim made under the Excess Crime Insurance policy. The Trust will bear any losses from exclusions under the Excess Crime Insurance policy.

Excess Vault Risk Insurance

The Excess Vault Risk Insurance covers losses to the Trust’s bitcoin private keys up to a maximum of $100,000,000, sustained in excess of the $25,000,000 covered by the primary Crime Insurance policy and Excess Crime Insurance policy.  The Excess Vault Risk Insurance relates to the storage of the Property on air-gapped computers held in safes located on the Insured’s premises or in safe deposit boxes.

The Excess Vault Risk Insurance covers against physical loss or damage of the Property caused by or resulting from:

•               Fire, lightning, explosion, smoke, windstorm, hail, riot, civil commotion, aircraft, vehicles, vandalism, sprinkler leakage, sinkhole collapse, volcanic action and falling objects; weight of snow, ice, or sleet; water damage, flood, earthquake and theft following violent or forcible entry that either consequently renders the Trust’s bitcoin unrecoverable, or results in an unauthorized transfer of the Trust’s bitcoin to a third party.

•               Unauthorized, improper and/or dishonest acts by an employee of the Insured who has access to the Property, which either consequently renders the Trust’s bitcoin unrecoverable, or results in an unauthorized transfer of the Trust’s bitcoin to a third party that is verifiable on the blockchain, provided such loss is discovered within 96 hours after the occurrence.

•               Theft from the Insured’s premises by any persons other than an employee of the Insured who has access to the Property, which either consequently renders the Trust’s bitcoin unrecoverable, or results in an unauthorized transfer of the Trust’s bitcoin to a third party that is verifiable on the blockchain.

The Excess Vault Risk Insurance excludes the following:

•                  Any loss resulting wholly or partially from any act or default of any director or officer of the Insured solely by reason of his serving in such capacity.

•                  Any and all losses resulting directly or indirectly from the complete or partial non-payment of, or default upon, any loan or transaction involving the Insured as a lender or borrower, or extension of credit, including the purchase, discounting or other acquisition of false or genuine accounts, invoices, notes, agreements or evidence of debt, whether such loan, transaction or extension was procured in good faith or through deception, artifice, fraud, or false pretenses.

•                  Any and all losses resulting from trading, with or without the knowledge of the Insured, whether or not represented by any indebtedness or balance shown to be due the Insured on any customer’s account, actual or fictitious, and notwithstanding any act or omission on the part of any employee in connection with any account relating to such trading, indebtedness, or balance.  However, this exclusion is in no way intended to remove or limit the coverage of physical loss or damage as provided for under this wording.

•                  Any and all losses resulting from loss, theft or damage where, at the time of such loss, theft or damage, the Property was either stored on a computer or similar device connected to the Internet or was in the course of electronic transmission via the Internet.

•                  Any and all losses caused or contributed by theft or any other fraudulent, dishonest or criminal act committed by a partner, employee or director of the Insured, controlling more than 25% of the issued share capital of the Insured or any of its subsidiaries.

•                  Any and all loss resulting from the network failure of the Bitcoin protocol.

•                  Any and all losses caused by an employee who has access to the Property if an elected or appointed official of the Insured becomes aware of any act or acts of theft, fraud or dishonesty by such employee prior to the Insured’s discovery of a loss caused by such act or acts.

•                  Loss or damage directly or indirectly caused by or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalization or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

•                  Loss due to radioactive contamination to any property whatsoever or any loss or expense whatsoever resulting or arising therefrom or any consequential loss or legal liability of whatsoever nature directly caused by or contributed to by or arising from ionizing radiation or contamination by radioactivity from any nuclear fuel or nuclear waste from the combustion of such fuel, or the radioactive, toxic, explosive or other hazardous properties of any explosive nuclear component thereof.

•                  Loss or damage to Property that arises directly or indirectly by reason of or in connection with terrorism.

•                  Any legal liability arising directly or indirectly as a result of or in connection with any act or acts (or alleged act or acts) of money laundering or any act or acts (or alleged act or acts) which are in breach of and/or constitute an offense or offenses under any money laundering legislation (or any provisions and/or rules or regulations made by any Regulatory Body or Authority thereunder).

•                  No insurer shall be deemed to provide cover and no insurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose the insurer, or its parent, to any sanction, prohibition or restriction implemented pursuant to resolutions of the United Nations or the trade and economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

There is no additional deductible payment, above the $500,000 deductible for the Crime Insurance policy, in connection with a claim made under the Excess Vault Risk policy. The Trust will bear any losses from exclusions under the Vault Risk policy.

DESCRIPTION OF THE MVBTCO

The Sponsor has entered into a licensing agreement with MVIS to use the MVBTCO. The Trust is entitled to use the MVBTCO pursuant to a sub-licensing arrangement with the Sponsor. MVBTCO is a U.S. dollar-denominated index intended to give investors a means of tracking the price of bitcoin. The MVBTCO calculates the intra-day price of bitcoin every 15 seconds, including the closing price as of 4:00 p.m. E.T.  The intra-day price and closing price are based on a methodology that consists of collecting actual firm bid/ask data from several bitcoin OTC platforms included within the index. The bitcoin price is calculated as the midpoint between the latest available real-time bid- and ask-prices. As of [ ], the bitcoin OTC platforms that have entered into an agreement with MVIS for inclusion in the MVBTCO are [ ], all of which are U.S.-based entities. The logic utilized for the derivation of the daily closing index level for the MVBTCO is intended to analyze actual firm bid/ask data, verify and refine the data set, and yield an objective, fair-market value of one bitcoin as of 4:00 p.m. E.T. each weekday, priced in U.S. dollars. MVIS’ MVBTCO index has been in operation since [ ].

The key elements of the algorithm underlying the MVBTCO include:

•               Equal Weighting of OTC Platforms. This mitigates the impact of spikes at single platforms.

•               Using firm bid/ask spreads and the respective mid prices, which are consistently available.

MVIS LICENSING AGREEMENT AND DISCLAIMER

The Sponsor has entered into a licensing agreement with MVIS to use the MVBTCO. The Trust is entitled to use the MVBTCO pursuant to a sub-licensing arrangement with the Sponsor.

The Shares are not sponsored, endorsed, sold or promoted by MVIS. MVIS makes no representation or warranty, express or implied, to the shareholders of the Trust or any member of the public regarding the advisability of investing in securities generally or in the Trust in particular or the ability of the MVBTCO to track bitcoin market price performance. MVIS’ only relationship to the Sponsor is the licensing of certain service marks and service names of MVIS and of the MVBTCO, which is determined, composed and calculated by MVIS without regard to the Sponsor or the Trust. MVIS has no obligation to take the needs of the Sponsor or the shareholders of the Trust into consideration in determining, composing or calculating the MVBTCO. MVIS is not responsible for and has not participated in the determination of the prices and amount of the Shares or the timing of the issuance or sale of the Shares or in the determination or calculation of the equation by which the Shares are redeemable. MVIS has no obligation or liability in connection with the administration, marketing or trading of the Shares.

MVIS makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of MVBTCO for any purpose.  Index information and any other data calculated and/or disseminated, in whole or part, by MVIS is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. MVIS does not warrant that the index information will be uninterrupted or error-free, or that defects will be corrected. MVIS also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services.  Investors should undertake their own due diligence regarding securities and investment practices.

BUSINESS OF THE TRUST

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the cash and/or bitcoin deposited with the Cash Custodian or Trust, respectively, as consideration; (2) purchasing bitcoin from various exchanges and OTC transactions; (3) selling bitcoin (or transferring bitcoin, at the Sponsor’s discretion, to pay the Management Fee) as necessary to cover the Sponsor’s Management Fee, bitcoin Insurance Fee, Trust principal and employee salaries, expenses associated with securing the Trust’s bitcoin and Trust expenses not assumed by the Sponsor and other liabilities; (4) selling bitcoin as necessary in connection with redemptions; (5) delivering cash and/or bitcoin in exchange for Baskets surrendered for redemption; (6) maintaining insurance coverage for the bitcoin held by the Trust; and (7) securing the bitcoin held by the Trust. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of bitcoin.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the price of bitcoin, less the expenses of the Trust’s operations. The Trust intends to achieve this objective by investing substantially all of its assets in bitcoin. The Trust will invest in bitcoin on a non-discretionary basis (i.e., without regard to whether the value of the Trust is rising or falling over any particular period).

CREATION AND REDEMPTION OF SHARES

The Trust issues and redeems Baskets, each equal to a block of 5 Shares, only to Authorized Participants. The Trust will primarily effect creations and redemptions for cash. The creation and redemption of a Basket require the delivery to the Trust, or the distribution by the Trust, of the number of whole and fractional bitcoin or the U.S. dollar equivalent of such bitcoin represented by each Basket being created or redeemed, the number of which is determined by dividing the number of bitcoin owned by the Trust at such time by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one bitcoin), as adjusted for the number of whole and fractional bitcoin constituting accrued but unpaid fees and expenses of the Trust and multiplying the quotient obtained by 5 (“bitcoin Basket Amount”). The bitcoin Basket Amount will gradually decrease over time as the Trust’s bitcoin are used to pay the Trust’s expenses. The creation and redemption of a Basket requires the delivery to the Trust, or the distribution by the Trust, of the bitcoin Basket Amount (that is, the number of bitcoins represented by each Basket or the U.S. dollar equivalent), for each Basket to be created or redeemed. The bitcoin Basket Amount multiplied by the number of Baskets being created or redeemed is the “Total bitcoin Basket Amount.”

Orders to create and redeem Baskets may be placed only by Authorized Participants. An Authorized Participant must: (1) be a registered broker-dealer and a member in good standing with FINRA and (2) be a participant in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Transfer Agent. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the cash (and, potentially, bitcoin in-kind) required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any shareholder. A transaction fee of $1,000 will be assessed on all creation and redemption transactions. In addition, the Trust reserves the right to charge a variable transaction fee to the Authorized Participants for creations and redemptions effected in cash to cover the Trust’s expenses related to purchasing and selling bitcoin in the OTC market or on bitcoin exchanges if such expenses should exceed the fixed $1,000 transaction fee. The variable transaction fee would cover actual expenses paid for the purchase and sale of bitcoin in order that such expenses do not decrease the NAV of the Trust. Such expenses may vary, but the Trust expects such expenses, should they occur in the future, to constitute 1% or less of the value of a Basket. As of the date of this Prospectus, the Trust does not intend to charge a variable transaction fee on any creation or redemption transactions.

Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, [•] have each signed an Authorized Participant Agreement with the Sponsor and the Transfer Agent and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Cash purchase orders must be placed by 3:00 p.m., E.T., or the close of regular trading on the Exchange, whichever is earlier, and in-kind purchase orders must be placed by 4:00 p.m. E.T., or the close of regular trading on the Exchange, whichever is earlier.  The day on which the Transfer Agent receives a valid purchase order, as approved by the Marketing Agent, is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is determined by calculating the NAV of 5 Shares of the Trust as of the closing time of the Exchange on the purchase order date. Baskets are issued as of 2:00 p.m., E.T., on the business day immediately following the purchase order date at the applicable NAV as of the closing time of the Exchange on the purchase order date, but only if the required payment has been timely received.

Orders to purchase Baskets for cash must be placed no later than 3:00 p.m. E.T., or the close of regular trading on the Exchange, whichever is earlier, and orders to purchase Baskets in-kind must be placed no later than 4:00 p.m. E.T., or the close of regular trading on the Exchange, whichever is earlier. For cash creation orders, the total cash payment required to create a Basket will not be determined until approximately 4:00 p.m., E.T. (the time at which the Trust’s NAV for that day is expected to be calculated) on the date the purchase order is received by the Transfer Agent and approved by the Marketing Agent. Authorized Participants therefore will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. Valid cash orders to purchase Baskets received after 3:00 p.m. E.T., and valid in-kind orders to purchase Baskets received after 4:00 p.m. E.T., are considered received on the following business day. The NAV of the Trust, and thus the total amount of the payment required to create a Basket for cash could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined. Changes to the price of bitcoin between the time an order is placed and the time the final price is determined by the Trust will be borne by the Authorized Participant and not by the Trust.

The Sponsor makes available through the National Securities Clearing Corporation (“NSCC”) on each business day, prior to the opening of business on the Exchange (a) the amount of cash required for a cash creation of a Basket (the “Cash Basket Amount”), based on 110% of the NAV of the Shares per Basket as of the prior business day, which amount is applicable in order to effect cash purchases of Baskets until such time as the next announced amount is made available and (b) the bitcoin Basket Amount.

The payment required to create a Basket typically will be made in cash, but it may also be made partially or wholly in-kind at the discretion of the Sponsor if the Authorized Participant requests to convey bitcoin directly to the Trust. For a cash order to create, the Authorized Participant must deliver the Cash Basket Amount to the Cash Custodian on the day the order is placed and accepted and, potentially, an amount of cash on the business day after the order is placed and approved referred to as the “Balancing Amount,” computed as described below. Upon delivery of the Cash Basket Amount and the Balancing Amount to the Cash Custodian, the Transfer Agent will cause the Trust to issue a Basket to the Authorized Participant. Expenses incurred by the Trust relating to purchasing bitcoin in assembling a cash creation Basket, such as bitcoin exchange-related fees and/or transaction fees, will be borne by Authorized Participants, rather than the Trust, through the transaction fee charged by the Trust.

The Balancing Amount is an amount equal to the difference between the NAV of the Shares (per Basket) at the end of the business day the order is placed and approved and the Cash Basket Amount. The Balancing Amount serves to compensate for any difference between the NAV per Basket and the Cash Basket Amount.  The Balancing Amount may be positive (in which case the Authorized Participant will be required to transfer the corresponding amount of cash to the Cash Custodian) or negative (in which case the amount of cash required to be transferred by the Authorized Participant will be less than the Cash Basket Amount, and if the Authorized Participant has already delivered the full Cash Basket Amount, the corresponding amount of cash will be returned to the Authorized Participant). Authorized Participants will be notified of the Balancing Amount that must be paid to the Cash Custodian or refunded by the Cash Custodian, if any, by approximately 4:00 p.m., E.T. on the business day the order is placed and approved.  The Balancing Amount must be paid to the Cash Custodian no later than 2:00 p.m. E.T. on the business day following the date the order was placed and approved.  Upon delivery of the Cash Basket Amount and Balancing Amount to the Cash Custodian, the Transfer Agent will cause the Trust to issue a Basket to the Authorized Participant the following business day by 2:00 p.m., E.T.

To the extent the Authorized Participant places an in-kind order to create, the Authorized Participant must deliver the Bitcoin Basket Amount directly to the Trust (i.e. to the security system that holds the Trust’s bitcoin) no later than 4:00 p.m. E.T. on the date the purchase order is received and approved.  Upon delivery of the bitcoin to the Trust’s security system, the Transfer Agent will cause the Trust to issue a Basket to the Authorized Participant the following business day by 2:00 p.m., E.T.  Payment of any tax or other fees and expenses payable upon transfer of bitcoin shall be the sole responsibility of the Authorized Participant purchasing a Basket. Expenses incurred by Authorized Participants relating to purchasing bitcoin in assembling an in-kind creation Basket, such as bitcoin exchange-related fees and/or transaction fees, will be borne by Authorized Participants.

The Administrator, by e-mail or telephone correspondence, shall notify the Authorized Participant of the NAV of the Trust and the corresponding amount of cash (in the case of a cash purchase order) to be included in a Balancing Amount by approximately 4 p.m. E.T. on the day the purchase order is placed and approved.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Transfer Agent or Marketing Agent may, in its discretion, reject a purchase order if: (i) the order is not in proper form as determined by the Trust, the Transfer Agent or the Marketing Agent; (ii) acceptance of the Deposit Amount would have certain adverse tax consequences to the Trust or its shareholders; (iii) the acceptance of the Deposit Amount would, in the opinion of counsel, be unlawful; or (iv) circumstances outside the control of the Trust, the Marketing Agent, or the Transfer Agent make it for all practical purposes not feasible to process a purchase order.  The Transfer Agent or the Marketing Agent may reject a purchase order if the Sponsor thinks it is necessary or advisable for any reason, which the Sponsor determines is in the best interests of the Trust or shareholders. The Marketing Agent shall notify the Authorized Participant of a rejection or revocation of any purchase order.  The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Deposit Amount (for a cash creation) or bitcoin (for an in-kind creation) nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. None of the Sponsor, the Marketing Agent or the Transfer Agent shall be liable to any person by reason of the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the

Transfer Agent to redeem one or more Baskets. Cash redemption orders must be placed no later than 3:00 p.m. E.T., or the close of regular trading on the Exchange, whichever is earlier, and redemption orders submitted in-kind must be placed by 4:00 p.m. E.T., or the close of regular trading on the Exchange, whichever is earlier. The day on which the Transfer Agent receives a valid redemption order, as approved by the Marketing Agent, is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow only Authorized Participants to redeem Baskets. A shareholder may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than 4:00 p.m., E.T., on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Trust consist of the “cash redemption amount” or, if making an in-kind redemption, bitcoin. The cash redemption amount is equal to the NAV of the number of Baskets of the Trust requested in the Authorized Participant’s redemption order as of the closing time of the Exchange on the redemption order date. The Cash Custodian will distribute the cash redemption amount at 4:00 p.m., E.T., on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.  The bitcoin redemption amount will be the Total bitcoin Basket Amount.  At the discretion of the Sponsor and if the Authorized Participant requests to receive bitcoin directly, some or all of the redemption proceeds may be distributed to the Authorized Participant in-kind by the Trust.  Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges that may be due.

Delivery of Redemption Proceeds

The redemption proceeds due from the Trust are delivered to the Authorized Participant at 4:00 p.m., E.T., on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. The Sponsor may, but is not obligated to, extend the redemption date with respect to a redemption order for which whole Baskets have not been delivered by the Authorized Participant.  In such event, the Sponsor may charge the Authorized Participant a fee for such extension to reimburse the Trust for any losses incurred from the Authorized Participant’s failure to deliver whole Baskets (including, but not limited to, expenses incurred in selling bitcoin in respect of the redemption order and/or buying bitcoin back following the failure of the Authorized Participant to deliver whole Baskets, as well as losses to the Trust from movements in the market value of bitcoin between selling the bitcoin and buying it back).  If the Sponsor extends the redemption date, any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Sponsor receives the fee applicable to the extension of the redemption distribution date and the remaining Baskets to be redeemed are credited to the Trust’s DTC account by 4:00 p.m., E.T., on such next business day. Any further outstanding amount of the redemption order shall be cancelled.

The Sponsor makes available through the NSCC, prior to the opening of business on the Exchange on each business day, (a) for in-kind redemptions, the amount of bitcoin per Basket and (b) for cash redemptions, the amount of cash per Basket that will be applicable to redemption requests received in proper form.

As with creation orders, the NAV of the Shares per Basket as of the day on which a redemption request is received and approved will be calculated after the deadline for redemption orders.  The amount of cash payable per Basket for a cash redemption order accordingly will be calculated after the redemption order is received. The Administrator, by e-mail or telephone correspondence, shall notify the Authorized Participant of the NAV of the Trust and the corresponding amount of cash (in the case of a cash redemption order) to be payable per Basket by approximately 4 p.m. E.T. on the day the redemption order is placed and approved.

To the extent the Authorized Participant places an in-kind order to redeem a Basket, the Trust will deliver, on the business day immediately following the day the redemption order is received, the bitcoin Redemption Amount.  Expenses relating to transferring bitcoin to an Authorized Participant in a redemption Basket will be borne by Authorized Participants via the redemption transaction fee.

Suspension or Rejection of Redemption Orders

The Sponsor acting by itself or through the Transfer Agent or Marketing Agent may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) the order is not in proper form as determined by the Trust, the Transfer Agent or the Marketing Agent; (3) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (4) for such other period as the Sponsor reasonably determines to be necessary for the protection of shareholders. None of the Sponsor, the Marketing Agent or the Transfer Agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor acting by itself or through the Transfer Agent will reject a redemption order if the (1) order is not in proper form as described in the Authorized Participant Agreement, (2) if the fulfillment of the order, in the opinion of its counsel, might be unlawful or (3) if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket.

Tax Responsibility

Authorized Participants shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to the Authorized Participant Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant.  To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Creation and Redemption Transaction Fee

To compensate the Trust for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $1,000 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trust. The Sponsor will notify DTC of any agreement to change the transaction fee and the Trust will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice. In addition, the Trust reserves the right to charge a variable transaction fee to the Authorized Participants for creations and redemptions effected in cash to cover the Trust’s expenses related to purchasing and selling bitcoin in the OTC market or on bitcoin exchanges if such expenses should exceed the fixed $1,000 transaction fee. The variable transaction fee would cover actual expenses paid for the purchase and sale of bitcoin in order that such expenses do not decrease the NAV of the Trust. Such expenses may vary, but the Trust expects such expenses, should they occur in the future, to constitute 1% or less of the value of a Basket. As of the date of this Prospectus, the Trust does not intend to charge a variable transaction fee on any creation or redemption transactions.

PLAN OF DISTRIBUTION

The Trust will issue Shares in Baskets to Authorized Participants from time to time in exchange for cash (and, potentially, in-kind for bitcoin). A current list of the Authorized Participants is available from the Administrator and the Sponsor. The Trust will not issue fractions of a Basket to Authorized Participants. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The initial authorized participant (“Initial Purchaser”) is a statutory underwriter under Section 2(a)(11) of the Securities Act. Subsequent Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.

Prospective shareholders who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Prospective shareholders are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(3) of the Securities Act.

Prospective shareholders intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such shareholder’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Sponsor and Van Eck Securities Corporation (“VanEck”) are parties to a Marketing Agent Agreement (the “Marketing Agreement”), pursuant to which VanEck provides assistance in the marketing of the Shares, including participating in the development and preparation of marketing materials and additional web presence for the Trust. VanEck’s compensation for such services is based on the Management Fee received by the Sponsor during a calendar quarter, and is capped at an amount equal to 10% of the gross proceeds to the Trust from the sale of the Shares. Any fees payable to VanEck are payable by the Sponsor from the Sponsor’s Management Fee. The Trust will not incur additional financial or other performance obligations pursuant to the Marketing Agreement. In satisfaction of a condition of the Marketing Agreement, the Trust’s name was changed effective June 1, 2018, to the VanEck SolidX Bitcoin Trust and the Shares to VanEck SolidX Bitcoin Shares. The Sponsor further agreed that, for such period as SolidX Management LLC remains Sponsor of the Trust, VanEck may propose the rate of the Sponsor’s Fee to the Sponsor in certain circumstances, which depend upon the then-current market circumstances, provided, VanEck acknowledges in the Marketing Agreement that only the formally appointed sponsor of the Trust shall have the right to set the Sponsor’s Fee at any time.

The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of Shares in excess of 10% of the gross proceeds of the offering.

The Shares will trade on the Exchange under the symbol “XBTC”.

DESCRIPTION OF THE TRUST

The Trust

The Trust was formed as a Delaware statutory trust on September 15, 2016.  The Trust will seek to provide shareholders with exposure to the daily change in the U.S. dollar price of bitcoin, before expenses of the Trust’s operations. The Trust will be responsible for the custody of the Trust’s bitcoin. The Trust is governed by the Trust Agreement between the Sponsor and the Trustee. The Trust Agreement sets out the rights of the shareholders and the rights and obligations of the Trust and the Trustee. Delaware State law governs the Trust Agreement. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

The assets of the Trust consist primarily of bitcoin. Bitcoin will be sold: (1) to pay the expenses of the Trust not assumed by the Sponsor; (2) in connection with redemptions of Baskets; and (3) if the Trust terminates and liquidates its assets. The sale of bitcoin by the Trust, including the sale of bitcoin to generate cash to pay its fees and expenses, will be a taxable event for shareholders. See “U.S. Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash and/or bitcoin represented by the net asset value of the Baskets being created or redeemed. The total amount of cash and/or bitcoin required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

Trust Expenses

The Trust’s only ordinary recurring expenses are expected to be the Sponsor’s Management Fee, paid monthly in arrears, in an amount equal to [•]% per annum of the daily NAV of the Trust, and the bitcoin Insurance Fee, paid monthly in advance, expected to be in an amount equal to approximately [•]% per annum of the daily NAV of the Trust, the salaries of the Trust’s principals and employees, and expenses associated with custody of the Trust’s bitcoin, which together with the principal and employee salaries is expected to be approximately $200,000 per annum.

In exchange for the Management Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: each of the Trustee’s, Administrator’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; index license fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and expenses; and up to $100,000 per annum in legal expenses. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares.

The Trust will be responsible for reimbursing the Sponsor or its affiliates for paying all the extraordinary fees and expenses, if any, of the Trust. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.  The Trust will either (i) cause the Sponsor to receive bitcoin from the Trust in such quantity as may be necessary to pay the Management Fee or (ii) sell bitcoin in such quantity as may be necessary to permit payment in cash of the Management Fee and other Trust expenses and liabilities not assumed by the Sponsor, such as the bitcoin Insurance Fee, Trust principal and employee salaries and expenses associated with bitcoin custody.

The Trust will cause bitcoin to be sold through dealers in OTC transactions or directly on bitcoin exchanges through which the Trust may reasonably expect to obtain a favorable price and good execution of orders. The Trust may consider the market price (relative to the value of bitcoin as represented by MVBTCO) expected to be obtained by such dealer or through such bitcoin exchange and the ability of the dealer or bitcoin exchange to conduct the sale of bitcoin with a minimal impact on the market price of bitcoin. The Trust may offset the importance of one factor against the remaining factors.  The Trust shall not be liable for depreciation or loss incurred by reason of any sale. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” for information on the tax treatment of bitcoin sales.

The Trust will also cause the sale of the Trust’s bitcoin if the sale is required by applicable law or regulation or sell the Trust’s bitcoin in connection with the termination and liquidation of the Trust.

Cash held by the Administrator or the Cash Custodian pending payment of the Trust’s expenses will not bear any interest.

Valuation of bitcoin and Computation of Net Asset Value

The NAV for the Trust will equal the market value of the Trust’s total assets, including bitcoin and cash, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. Under the Trust’s proposed operational procedures, the Administrator will calculate the NAV on each business day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. E.T. To calculate the NAV, the Administrator will use the price set for bitcoin by the MVBTCO or one of the other pricing sources set forth below as promptly as practicable after 4:00 p.m. E.T (each, a “bitcoin Market Price”).  The Administrator will also determine the NAV per share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the Exchange (which includes the net number of any Shares deemed created or redeemed on such evaluation day).

The Administrator’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

Pricing Sources

In the ordinary course of business, the Administrator will value the bitcoin held by the Trust based on the price set by the MVBTCO as of 4:00 p.m. E.T., on the valuation date on any day that the Exchange is open for regular trading.  For further detail, see (i) below.  If for any reason, and as determined by the Sponsor, the Administrator is unable to value the Trust’s bitcoin using the procedures described in (i), the Administrator will value the Trust’s bitcoin using the cascading set of rules set forth in (ii) through (iv) below. For the avoidance of doubt, the Administrator will employ the below rules sequentially and in the order as presented, should the Sponsor determine that one or more specific rule(s) fails.  The Sponsor may determine that a rule has failed if a pricing source is unavailable or, in the judgement of the Sponsor, is deemed unreliable. To the extent the Administrator uses any of the cascading set of rules, the Sponsor will make public on its website at [•] the rule being used.

(i)      bitcoin Market Price = The price set by the MVBTCO as of 4:00 p.m. E.T., on the valuation date. The MVBTCO is a real-time U.S. dollar-denominated composite reference rate for the price of bitcoin. The MVBTCO calculates the intra-day price of bitcoin every 15 seconds, including the closing price as of 4:00 p.m. E.T.  The intra-day price and closing price are based on a methodology that consists of collecting actual firm bid/ask data from several bitcoin OTC platforms included within the index. As of [ ], 2018, the bitcoin OTC platforms that have entered into an agreement with MVIS for inclusion in the MVBTCO are [ ]. The logic utilized for the derivation of the daily closing index level for the MVBTCO is intended to analyze actual firm bid/ask data, verify and refine the data set, and yield an objective, fair-market value of one bitcoin as of 4:00 p.m. E.T. each weekday, priced in U.S. dollars.

(ii)     bitcoin Market Price = The mid-point price between the bid/ask obtained by the Sponsor from any one of the bitcoin OTC platforms included within the MVBTCO index as of 4:00 p.m. E.T., on the valuation date.

(iii)    bitcoin Market Price = The volume weighted average bitcoin price for the immediately preceding 24-hour period at 4:00 p.m. E.T. on the valuation date as published by an alternative third party’s public data feed that the Sponsor determines is reasonably reliable, subject to the requirement that such data is calculated based upon a volume weighted average bitcoin price obtained from the major U.S. dollar-denominated bitcoin exchanges (“Second Source”). Subject to the next sentence, if the Second Source becomes unavailable (e.g., data sources from the Second Source for bitcoin prices become unavailable, unwieldy or otherwise impractical for use), or if the Sponsor determines in good faith that the Second Source does not reflect an accurate bitcoin price, then the Sponsor will, on a best efforts basis, contact the Second Source in an attempt to obtain the relevant data. If after such contact the Second Source remains unavailable or the Sponsor continues to believe in good faith that the Second Source does not reflect an accurate bitcoin price, then the Administrator will employ the next rule to determine the bitcoin Market Price.

(iv)    bitcoin Market Price = The Sponsor will use its best judgment to determine a good faith estimate of the bitcoin Market Price.

The Sponsor and the shareholders may rely on any evaluation or determination of any amount made by the Administrator, and, except for any determination by the Sponsor as to the price to be used to evaluate bitcoin, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Administrator makes will be made in good faith upon the basis of, and the Administrator will not be liable for any errors contained in, information reasonably available to it. The Administrator will not be liable to the Sponsor, Authorized Participants, the shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Administrator against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust sells bitcoin to raise the funds needed for the payment of the Sponsor’s Management Fee, bitcoin Insurance Fee, Trust principal and employee salaries, expenses associated with bitcoin custody and all other Trust expenses or liabilities not assumed by the Sponsor. Additionally, at the Sponsor’s discretion, the Trust may pay the Sponsor’s Management Fee in bitcoin. See “The Sponsor—The Sponsor’s Management Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of bitcoin. Bitcoin not sold to redeem Baskets of Shares, or to cover the Sponsor’s Management Fee, bitcoin Insurance Fee, Trust principal and employee salaries, expenses associated with bitcoin custody and other Trust expenses or liabilities not assumed by the Sponsor, will be held by the Trust. As a result of the recurring sales of bitcoin necessary to pay the Sponsor’s Management Fee (or recurring transfers of bitcoin, at the Sponsor’s discretion, to pay the Management Fee), bitcoin Insurance Fee, Trust principal and employee salaries, expenses associated with bitcoin custody and other Trust expenses or liabilities not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the fractional amount of bitcoin represented by each Share will decrease over the life of the Trust. New cash deposits used to purchase bitcoin, received in exchange for additional new Baskets issued by the Trust, do not reverse this trend.

Hypothetical Expense Example*

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of bitcoin (or transfers of bitcoin, at the Sponsor’s discretion, to pay the Management Fee) discussed above on the fractional amount of bitcoin represented by each outstanding Share. [It assumes that the only sales or transfers of bitcoin will be those needed to pay the Sponsor’s Management Fee, the bitcoin Insurance Fee, Trust principal and employee salaries and expenses associated with bitcoin custody] and that the price of bitcoin and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of bitcoin represented by each Share.

		Year 1		Year 2		Year 3
Hypothetical price per bitcoin	$	[•]	$	[•]	$	[•]
Sponsor’s Management Fee		[•]		[•]		[•]
Trust principal and employee salaries and bitcoin custody expenses		[•]		[•]		[•]
bitcoin Insurance Fee		[•]		[•]		[•]
Shares of Trust, beginning		[•]		[•]		[•]
Number of bitcoin in Trust, beginning		[•]		[•]		[•]
Beginning net asset value of the Trust	$	[•]	$	[•]	$	[•]
Number of bitcoin to be sold or transferred to cover the Sponsor’s Management Fee**		[•]		[•]		[•]
Number of bitcoin to be sold or transferred to cover Trust principal and employee salaries and bitcoin custody expenses		[•]		[•]		[•]
Number of bitcoin in Trust, ending		[•]		[•]		[•]
Ending net asset value of the Trust	$	[•]	$	[•]	$	[•]
Ending net asset value per Share	$	[•]	$	[•]	$	[•]

* Based on an AUM estimate of $1,000,000,000.

** Sales (or transfers) occur daily, but the Sponsor’s Management Fee is payable monthly in arrears.

Termination of the Trust

The Sponsor will notify shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•      Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•      180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•      The SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•      The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•      The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•      A United States regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

•      Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the net asset value of the Trust;

•      The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•      The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•      60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•      The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•      The Sponsor elects to terminate the Trust after the Trustee, Administrator or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may make any such determination in its sole discretion. The Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable to anyone for its determination of whether to continue or to terminate the Trust.

[Termination provisions to come.]

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Sponsor, the Trust, DTC, each Authorized Participant by its delivery of an Authorized Participant Agreement and each shareholder by the acceptance of a Share consents to the jurisdiction of the courts of the State of New York.

Fiscal Year

The Trust’s fiscal year will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE SHARES

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trust will create Shares in Baskets (a Basket equals a block of 5 Shares) only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust and have no par value. The Shares of the Trust are expected to be listed for trading, subject to notice of issuance, on the Exchange under the symbol “XBTC.” The Trust’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Shareholders may obtain bitcoin pricing information from various financial information service providers, including the MVBTCO. Current prices also are generally available with bid/ask spreads from bitcoin exchanges. In addition, the Trust’s website ([•]) will provide pricing information for bitcoin and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The net asset value of the Trust will be published by the Sponsor on each day that the Exchange is open for regular trading and will be posted on the Trust’s website.

Any creation and issuance of Shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional Shares.

Cash and Other Distributions

If the Trust is terminated and liquidated, the Sponsor will distribute to the shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor shall determine. See “Description of the Trust—Termination of the Trust.” Shareholders of record on the record date fixed by the Sponsor (or one of its delegates) for a distribution will be entitled to receive their pro rata portion of any distribution.

If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be needed to pay the Trust’s expenses in the near future, the Sponsor at its discretion can either distribute the extra cash to DTC or use it to acquire additional bitcoin. The Trust has no obligation to make periodic distributions to shareholders.

Any property received by the Trust other than bitcoin, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Sponsor and the resulting proceeds will be credited to the Trust’s cash account and/or converted into bitcoin by the Trust.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Administrator will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Administrator will be responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide shareholders the right to bring “oppression” or “derivative” actions. All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable, is fully paid and nonassessable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Voting Rights

Under the Trust Agreement, Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificate will be deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”); (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect

Participants”); and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will terminate the Trust.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, shareholders must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Shareholders should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket.

THE SPONSOR

The Sponsor, SolidX Management LLC, is a Delaware limited liability company.  The Sponsor’s mailing address is 200 Park Avenue, New York, New York 10166. The Sponsor and its affiliates are experienced in the Bitcoin industry and bitcoin trading markets.  The Sponsor is a wholly-owned subsidiary of SolidX Partners Inc. The Sponsor has no experience or history of past performance in managing an investment vehicle like the Trust.

The Sponsor’s Role

The Sponsor: (1) will select the Trustee, Administrator, Transfer Agent, Cash Custodian, Marketing Agent and any other Trust service providers; (2) will negotiate various agreements and fees for the Trust; (3) will develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Shares, and in this respect the Sponsor has engaged VanEck pursuant to a Marketing Agreement to provide assistance in the marketing of the Shares; (4) will maintain the Trust’s web site; and (5) will perform such other services as the Sponsor believes that the Trust may require.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees. In exchange for the Management Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: each of the Trustee’s, Administrator’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; index license fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and expenses; and up to $100,000 per annum in legal expenses. The Sponsor will not be responsible for paying the premiums associated with the bitcoin insurance that will be maintained by the Trust.

While the Sponsor will not exercise day-to-day oversight over the Trust’s service providers, the Sponsor will engage the Transfer Agent, the Marketing Agent, the Administrator and the Cash Custodian to assist in implementing the creation and redemption process for the Trust.

Liability of the Trust Parties and Indemnification

The Trust Agreement provides that the Trust Parties will not assume any obligation nor shall be subject to any liability to any registered owner of Shares, Authorized Participant or other person (including liability with respect to the worth of the Trust property), except that the Trust Parties agree to perform their obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the member(s) of the Sponsor are not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the member(s) of the Sponsor. The Sponsor or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Sponsor is prevented, forbidden, subject to civil or criminal action or penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental or regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control. The Trust Parties  will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement.

The Trust Parties  (including their members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries) shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith or willful misconduct on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trust Parties in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Fund Administration and Accounting Agreement, the Transfer Agency and Service Agreement, the Cash Custody Agreement, the Administrative Services Agreement and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or such other agreement. Such indemnity shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any claim or liability in their capacity as Trust Parties. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust’s assets. The Trust Parties may, in their discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the shareholders and, in such event, the reasonable legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Trust Parties shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on information provided by the Administrator from the records of the Trust for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Principals and Key Personnel of the Trust and the Sponsor

The following principals and key employees serve in the below capacities on behalf of the Sponsor:

Name and Age	Position(s) Held with the Trust and the Sponsor	Length of Time Served	Principal Occupation(s) During Past Five Years

Daniel H. Gallancy, 38	Chief Executive Officer	Since February 2016	CEO, SolidX Partners Inc., 2014 – Present; Investment Professional, BeaconLight Capital, 2009 – 2013;

Dimitri Nemirovsky, 44	President	Since February 2016	Executive Director, SolidX Partners Inc., 2014 – Present; Partner, Reyhani Nemirovsky LLP, 2012 – 2017; Counsel, Bingham McCutchen LLP, 2003 – 2012

The Sponsor is a wholly-owned subsidiary of SolidX Partners Inc., a financial technology company founded in 2014 that develops cryptography products and services with a focus on software applications and capital markets.

Daniel is the CEO and co-founder of SolidX Partners Inc.  Prior to founding SolidX Partners Inc., Daniel worked as an investment management professional at Alson Capital Partners from 2006 through 2009, and BeaconLight Capital from 2009 through 2013.

Dimitri is a co-founder of SolidX Partners Inc.  Prior to founding SolidX Partners Inc., Dimitri spent 14 years as a lawyer in the financial services industry representing financial services firms in connection with regulatory investigations and enforcement proceedings brought by various Federal and state regulators.  Dimitri began his career at Merrill Lynch.

The Sponsor’s Management Fee

The Sponsor’s Management Fee accrues daily and is paid monthly in arrears at an annualized rate equal to [•]% of the net asset value of the Trust.  The Trust may pay the Sponsor’s Management Fee in either bitcoin or cash.

Successor Sponsors

If the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and neither will have any liability to any person because the Trust is or is not terminated as described in “Description of the Trust—Termination of the Trust” above. The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate the Trust Agreement insofar as the duties and obligations of the Trustee are concerned.

The Marketing Agreement between the Sponsor and VanEck grants VanEck the right to elect to replace SolidX as sponsor of the Trust under specific qualifying circumstances, subject to the execution and consummation of definitive agreements addressing all regulatory requirements applicable to such transaction and satisfaction of such requirements, and announcement and related reporting at such time. VanEck has a right of first refusal for the purchase of the sponsorship of the Trust, and all rights attributable thereto, upon the earlier [    ]. VanEck may also elect to become the sponsor of the Trust upon the earlier of [     ].

THE TRUSTEE

The sole Trustee of the Trust is Delaware Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 2711 Centerville Road, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are limited to its express obligations under the Trust Agreement.

The Trustee’s Role

The Trustee is the trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the DSTA. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s Liability.”

Limitation on Trustee’s Liability

[Under the Trust Agreement, the Trust Parties have exclusive control of the management of all aspects of the business of the Trust and the Trustee has only nominal duties and liabilities to the Trust, as described in the remainder of this paragraph.] The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one (1) trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA, (iii) taking such action under the Trust Agreement as it may be directed in writing by the Trust Parties from time to time; provided, however, that the Trustee shall not be required to take any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of the Trust Agreement or of any document contemplated thereby to which the Trust or the Trustee is a party or is otherwise contrary to law, and (iv) any other duties specifically allocated to the Trustee in the Trust Agreement or agreed in writing with the Trust Parties  from time to time. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. [The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the  Trust Parties, Administrator, Transfer Agent, Marketing Agent, Cash Custodian or any other entity or person.]

Neither the Trustee, either in its capacity as trustee on in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trust Agreement provides that the Trustee will not assume any obligation nor shall be subject to any liability to any registered or beneficial owner of Shares, Authorized Participant or other person (including liability with respect to the worth of the Trust property), except that the Trustee agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. The Trustee and each of its officers, affiliates, directors, employees, and agents will be indemnified by the Trust from and against any losses, claims, taxes, damages, reasonable expenses, and liabilities incurred with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated thereby; provided that the indemnified party acted without willful misconduct, bad faith or gross negligence. In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. The Trustee or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Trustee is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control.

The Trustee will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Indemnification of the Trustee

The Trust Agreement provides that the Trustee, its directors, officers, employees, shareholders, agents and affiliates (as defined under the Securities Act) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement, or otherwise by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement, effecting any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expenses or related claim. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for Actions Taken to Protect the Trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs and expenses resulting from actions taken to protect the Trust and the rights and interests of shareholders under the Trust Agreement are deductible from and will constitute a lien against the Trust’s assets.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 60 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, shall use its reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee.  Following compliance with the preceding sentence, the successor shall become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein.  If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

THE ADMINISTRATOR

The Bank of New York Mellon serves as the Administrator. The Administrator’s office is located at 2 Hanson Place, Brooklyn, New York 11217. Information regarding creation and redemption Basket composition, net asset value of the Trust, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from the Administrator.

The Administrator’s Role

The Administrator is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Administrator’s principal responsibilities include: (1) valuing the Trust’s bitcoin and calculating the net asset value per share of the Trust; (2) supplying pricing information to the Sponsor for the Trust’s website; and (3) receiving and reviewing reports on the custody of and transactions in cash and bitcoin from the Cash Custodian and Trust, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs and (4) accounting and other fund administrative services. The Administrator shall, with respect to directing the Cash Custodian, act in accordance with the instructions of the Sponsor.

The Administrator intends to regularly communicate with the Sponsor in connection with the administration of the Trust. The Administrator, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Administrator will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the

Trust. The Administrator’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. Affiliates of the Administrator may from time to time act as Authorized Participants or purchase or sell bitcoin or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator will keep proper books of registration and transfer of Shares at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Administrator’s satisfaction that such person is a shareholder at all reasonable times during the usual business hours of the Trustee. The Administrator will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any shareholder.

The Fund Administration and Accounting Agreement will be in effect for an initial term of 3 years from the commencement of the Trust’s operation, the first date on which the Administrator is entitled to receive fees under the Administration Agreement. The Administration Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Administrator on at least ninety (90) days’ prior written notice.

Resignation, Discharge or Removal of Administrator

Either the Sponsor or the Administrator may terminate the Fund Administration and Accounting Agreement for cause for the reasons set forth in the Fund Administration and Accounting Agreement, such as either party’s bankruptcy or committing a material breach of the Fund Administration and Accounting Agreement. The Trust may terminate the Fund Administration and Accounting Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

Limitation on Administrator’s Liability

The Administrator will not be liable for the disposition of bitcoin or moneys, or in respect of any valuation or calculation which it makes under the Fund Administration and Accounting Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Fund Administration and Accounting Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Administrator be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor or the Cash Custodian or any entity acting on behalf of either which the Administrator believes is given as authorized by the Trust Agreement and under the Fund Administration and Accounting Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Administrator believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Administrator has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Administrator be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Administrator will not be liable for any delay in performance or for the non-performance of any of its obligations under the Fund Administration and Accounting Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Administrator will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

The Administrator may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care.

Indemnification of the Administrator

The Administrator, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Fund Administration and Accounting Agreement and under each other agreement entered into by the Administrator in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without gross negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Fund Administration and Accounting Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Administrator.

Governing Law; Consent to New York Jurisdiction

The Fund Administration and Accounting Agreement is governed by New York law. The Administrator and the Trust both consent to the non-exclusive jurisdiction of the courts of the State of New York and the state or federal courts located in New York City.

THE TRANSFER AGENT

The Bank of New York Mellon serves as the Transfer Agent. The Transfer Agent’s office is located at 2 Hanson Place, Brooklyn, New York 11217. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

The Transfer Agent’s Role

The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Cash Custodian, the Trust and The Depository Trust Company (“DTC”).

The Transfer Agent’s fees and expenses are to be paid by the Sponsor pursuant to the terms of the Transfer Agency and Service Agreement.

The Transfer Agency and Service Agreement will be in effect for an initial term of three (3) years from the commencement of the Trust’s operation, the first date on which the Transfer Agent is entitled to receive fees under the Transfer Agency and Service Agreement. The Transfer Agency and Service Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Transfer Agent on at least ninety (90) days’ prior written notice.

Resignation, Discharge or Removal of Transfer Agent

Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the Transfer Agency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of bitcoin or moneys, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and Service Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Indemnification of Transfer Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without gross negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing law; consent to New York jurisdiction

The Transfer Agency and Service Agreement is governed by New York law. The Transfer Agent and the Trust both consent to the non-exclusive jurisdiction of the courts of the State of New York and the state or federal courts located in New York City.

THE MARKETING AGENT

Foreside Fund Services, LLC, a Delaware limited liability company registered as a broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and a member of FINRA, serves as the Marketing Agent.  The Marketing Agent’s principal office is located at Three Canal Plaza, Suite 100, Portland, ME 04101.

The Marketing Agent’s Role

The Marketing Agent’s responsibilities shall include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with FINRA as required by the Securities Act, and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

The Marketing Agent will generally make it known in the brokerage community that prospectuses and product descriptions are available, including by (i) advising the Exchange on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Marketing Agent with FINRA, and (iii) as may otherwise be required by the SEC.  The Marketing Agent shall not bear any costs associated with printing prospectuses and all other such materials.

The Administrative Services Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the Trust.

Resignation, Discharge or Removal of Marketing Agent

The Administrative Services Agreement shall be effective from the commencement of the Trust’s operations, and unless terminated, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the Trust. The Administrative Services Agreement may be terminated at any time, without payment of any penalty, as to the Trust by the Marketing Agent, on at least sixty (60) days’ prior written notice or the Trust.

Limitation on Marketing Agent’s Liability

The Marketing Agent shall not be liable to the Sponsor or the Trust for any action taken or omitted by it in the absence of bad faith, willful misfeasance, gross negligence or reckless disregard by it (or its agents or employees) of its obligations and duties under the Administrative Services Compensation Agreement or the Administrative Services Agreement.

Indemnification of Marketing Agent

The Trust agrees to indemnify and hold harmless the Marketing Agent, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Marketing Agent within the meaning of Section 15 of the Securities Act (any of the Marketing Agent, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, an “Marketing Agent Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) Marketing Agent’s services as Marketing Agent for the Trust pursuant to the Administrative Services Agreement; (ii) any claim that the registration statement, prospectus, product description, shareholder reports, sales literature and advertisements specifically approved by the Trust and Sponsor or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and product description, in light of the circumstances under which they were made) not misleading under the Securities Act, or any other statute or the common law; (iii) the breach by the Trust of any obligation, representation or warranty contained in the Administrative Services Agreement; or (iv) the Trust’s failure to comply in any material respect with applicable securities laws.

Governing Law

The Administrative Services Agreement shall be governed by the laws of the State of Delaware.

THE CASH CUSTODIAN

The Bank of New York Mellon, a banking corporation organized under New York State law with trust powers, serves as the Cash Custodian. The Cash Custodian has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Cash Custodian is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System.

The Cash Custodian’s Role

The Cash Custodian is responsible for holding the Trust’s cash as well as receiving and dispensing cash on behalf of the Trust in connection with creations and redemptions of Baskets.

The Cash Custodian’s fees and expenses are to be paid by the Sponsor. The Cash Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell bitcoin or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Sponsor, on behalf of the Trust, has entered into the Cash Custody Agreement with the Cash Custodian, under which the Cash Custodian maintains the Trust Account.

The Cash Custody Agreement shall be in effect for one year commencing upon the operation of the Trust and shall automatically renew for additional one-year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated.

Resignation, Discharge or Removal of Cash Custodian

Either the Trust or the Cash Custodian may terminate the Cash Custody Agreement for cause for the reasons set forth in the Cash Custody Agreement, such as either party’s bankruptcy or committing a material breach of the Cash Custody Agreement.

Limitation on Cash Custodian’s Liability

Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under the Cash Custody Agreement. Except as otherwise expressly provided therein, Cash Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Trust, except those Losses arising out of Cash Custodian’s own negligence, bad faith, willful misfeasance, or reckless disregard of its duties hereunder. In no event shall the Cash Custodian be liable to the Trust or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Cash Custody Agreement.  The Cash Custodian shall not be liable: (i) for acting in accordance with any Certificate or Oral Instructions (as defined in the Cash Custody Agreement) actually received by Cash Custodian and reasonably believed by Cash Custodian to be given by an Authorized Person; (ii) for acting in accordance with such Instructions (as defined in the Cash Custody Agreement) without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Trust, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with the applicable provisions of the Cash Custody Agreement; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash market conditions which prevent the transfer of property or affect the value of property; (vi) for any Losses due to forces beyond the control of Cash Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency in any country, and in no event shall Cash Custodian be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Cash Custodian in relation to the transferability, convertibility, or availability of any currency, such cost or charge shall be for the Account, and Cash Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

Indemnification of Cash Custodian

The Trust agrees to indemnify Cash Custodian and hold Cash Custodian harmless from and against any and all any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”) sustained or incurred by or asserted against Cash Custodian by reason of or as a result of any action or inaction, or arising out of Cash Custodian’s performance under the Cash Custody Agreement, including reasonable fees and expenses of counsel incurred by Cash Custodian in a successful defense of claims by the Trust; provided however, that the Trust shall not indemnify Cash Custodian for those Losses arising out of Cash Custodian’s own negligence, bad faith, willful misfeasance, reckless disregard for its duties hereunder.  This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of the Cash Custody Agreement.

Governing Law; Consent to New York Jurisdiction

The Cash Custody Agreement is governed by New York law. The Cash Custodian and the Trust both consent to the non-exclusive jurisdiction of the courts of the State of New York and the state or federal courts located in New York City.

CONFLICTS OF INTEREST

General

The Trust Parties have not established formal procedures to resolve all conflicts of interest and, as a result, the Trust Parties could resolve a potential conflict in a manner that is not in the best interest of the Trust or the shareholders. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Trust Parties attempt to monitor these conflicts, it is extremely difficult, if not impossible, for the Trust Parties to ensure that all of these conflicts will not, in fact, result in adverse consequences to the Trust, the NAV of the Shares and ultimately the market price of the Shares.

Prospective shareholders should be aware that the Trust presently intends to assert that shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to shareholders.

The Trust Parties

The Trust Parties intend to devote, and to cause their professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

Proprietary Trading

Trust Parties, their employees and their affiliates (collectively, “Affiliated Parties”) may engage in long or short transactions in bitcoin in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by Affiliated Parties will not be available for inspection by shareholders.  Because Affiliated Parties may trade bitcoin for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Trust.  Affiliated Parties will not engage in the Basket creation and redemption process, or act as counterparties to the Trust in OTC bitcoin transactions.

There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the MVBTCO and/or the Trust.

MVIS Acting in Other Capacities

MVIS may from time-to-time act in multiple capacities with regard to the MVBTCO or bitcoin.  Potential conflicts of interest may exist between MVIS and any users of the MVBTCO and/or parties exposed to bitcoin or the Shares.

Obtaining of Non-Public Information with Respect to the MVBTCO

The Trust Parties, MVIS and the Exchange and/or their respective affiliates may acquire non-public information with respect to bitcoin, and none of them undertakes to disclose any such information to any user of the MVBTCO. In addition, one or more of such parties may publish research reports with respect to bitcoin. Such activities could present conflicts of interest and may affect the MVBTCO market price and thus the value of the Trust.

U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below) and certain U.S. federal tax consequences that may apply to the purchase, ownership and disposition of Shares by a Non-U.S. Shareholder (as defined below). The following discussion represents, insofar as it describes conclusions regarding U.S. federal tax law and subject to the limitations and qualifications described therein, the opinion of Dechert LLP, special U.S. federal income tax counsel to the Sponsor. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively.

The tax treatment of shareholders may vary depending on their own particular circumstances. Certain shareholders – including banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders, persons holding Shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), entities treated as partnerships for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, and other shareholders with special circumstances – may be subject to special rules not discussed below. In addition, the following discussion applies only to shareholders who will hold Shares as “capital assets” as defined in section 1221 of the Code.

The discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a shareholder that is:

•                  An individual who is treated as a citizen or resident of the United States for U.S. federal tax purposes;

•                  A corporation (or entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•                  An estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•                  A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A shareholder that is not a U.S. Shareholder as so defined is referred to below as a “Non-U.S. Shareholder.” For U.S. federal tax purposes, the treatment of any beneficial owner of an interest in a partnership (including any entity classified as such for U.S. federal tax purposes) will generally depend on the partner’s status and the partnership’s activities. Partnerships and partners should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Sponsor and the Administrator will treat the Trust as a “grantor trust” for U.S. federal tax purposes. In the opinion of Dechert LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be treated as a “grantor trust” for those purposes (and the following discussion assumes that treatment). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to its shareholders, and the Administrator will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis. The opinion of Dechert LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with counsel’s conclusions, and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Administrator will request a ruling from the IRS with respect to the classification or treatment of the Trust for U.S. federal tax purposes. If the IRS were to assert successfully that the Trust is not a “grantor trust,” the Trust would generally be classified as a partnership for those purposes, which may affect timing and other tax consequences to its shareholders.

Taxation of U.S. Shareholders

An owner of Shares will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the Trust’s assets and directly received that share of any Trust income and incurred that share of the Trust’s expenses. In the case of a shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of an shareholder that acquires its Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the shareholder, and the shareholder’s tax basis and holding period for that share of the Trust’s bitcoin will be the same as its tax basis in and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying bitcoin represented by such Shares.

On March 25, 2014, the IRS released guidance on the treatment of convertible virtual currencies (such as bitcoin) for US federal income tax purposes. The guidance classified bitcoin as “property” that is not currency for US federal income tax purposes and clarified that bitcoin could be held as capital assets. If the Trust sells bitcoin, for example to generate cash in connection with the redemption of an Authorized Participant or to pay fees or expenses, a shareholder will recognize gain or loss in an amount equal to the difference between: (1) the shareholder’s pro rata share of the amount the Trust realizes on the sale and (2) the shareholder’s tax basis in its pro rata share of the bitcoin that was sold. An shareholder’s tax basis in its share of any bitcoin sold (or exchanged) by the Trust generally will be determined by multiplying the shareholder’s total basis in its share of all the bitcoin held in the Trust immediately prior to the sale or exchange by a fraction, the numerator of which is the amount of bitcoin sold and the denominator of which is the total amount of the bitcoin so held. After any such sale or exchange, a shareholder’s tax basis in its pro rata share of the bitcoin remaining in the Trust will be equal to its tax basis in its share of the total amount of the bitcoin held in the Trust immediately prior to the sale less the portion of that basis allocable to its share of the bitcoin that was sold.

On the sale of some or all of its Shares, a shareholder will be treated as having sold the part of its pro rata share of the bitcoin held in the Trust at that time that is attributable to the Shares sold. Accordingly, the shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between: (1) the amount realized pursuant to the sale of the Shares and (2) the shareholder’s tax basis in that attributable part, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by the investor on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the shareholder has a holding period in its pro rata share of bitcoin that was sold of longer than one year.

If a shareholder submits some or all of its Shares to the Trust for redemption in order to take delivery of the underlying bitcoin represented by the redeemed Shares, the exchange will generally not be a taxable event for the shareholder (except as noted below with respect to any cash proceeds). A shareholder’s tax basis in the bitcoin received on a redemption generally will be the same as the shareholder’s tax basis in the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the redeemed Shares. A shareholder’s holding period with respect to the bitcoin received on a redemption should include the period during which the shareholder held the redeemed Shares. A subsequent sale of the bitcoin received by the shareholder will be a taxable event.

If a shareholder is entitled to cash proceeds on the redemption of some or all of its Shares, the shareholder will be treated as having sold the portion of its pro rata share of the bitcoin held in the Trust equal in value to the cash proceeds. All shareholders (even those that are not redeeming Shares) will be required to recognize their allocable share of gain or loss upon a sale of bitcoin by the Trust, even though some or all of the sale proceeds are used to fund a redemption payment.

After any sale or redemption of less than all of a shareholder’s Shares, the shareholder’s tax basis in its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will equal (1) its tax basis in its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption less (2) the portion of such basis that is taken into account in determining the amount of gain or loss the shareholder recognizes on the sale or, in the case of a redemption, is treated as the basis in the bitcoin received by the shareholder in the redemption.

3.8% Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including net gains from the sale of property) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. shareholders should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a shareholder in purchasing Shares will be included in the shareholder’s tax basis in the Trust’s underlying assets. Similarly, any brokerage fee incurred by a shareholder in selling Shares will reduce the amount the shareholder realizes with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss on a sale of bitcoin by the Trust (as discussed above), even though some or all of the sale proceeds are used to fund a redemption payment or to pay Trust expenses. A shareholder may deduct its respective pro rata share of each expense incurred by the Trust to the same extent as if it directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of the individual’s adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable Code provisions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code.  Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Shares.

Income Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized on the sale or other disposition of Shares, or on the sale of bitcoin by the Trust, unless: (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

Estate and Gift Tax Considerations for Non-U.S. Shareholders

Non-Resident shareholders are urged to consult their tax advisers regarding the possible application of U.S. estate, gift and generation-skipping transfer taxes in their particular circumstances.

U.S. Information Reporting and Backup Withholding

The Administrator will make information available which will enable brokers and custodians through which shareholders hold Shares to prepare and file certain information returns with the IRS, and provide certain tax-related information to shareholders, in connection with the Trust. To the extent required by applicable IRS regulations, each shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gain, and loss (if any). A U.S. Shareholder may be subject to U.S. backup withholding, at the rate of 28%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a shareholder’s U.S. federal income tax liability and may entitle such a shareholder to a refund, provided that the required information is furnished to the IRS.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PERFORMANCE, FINANCIALS AND OTHER INFORMATION

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL PROCEEDINGS

The Trust is aware of no existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

LEGAL MATTERS

Richards, Layton & Finger, P.A. has advised the Trust and the Sponsor in connection with the validity of the Shares being offered hereby. Dechert LLP also advised the Trust and the Sponsor with respect to their responsibilities and with respect to matters relating to the Trust. Dechert LLP has prepared the sections “U.S. Federal Income Tax Consequences” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Certain opinions of counsel will be filed with the SEC as exhibits to the registration statement of which this Prospectus is a part.

EXPERTS

The financial statements incorporated in this Prospectus have been audited by [•], an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is a part of a registration statement on Form S-1 filed by the Sponsor with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Privacy Policy of the Sponsor

The Sponsor collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Sponsor and others. The Sponsor does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Sponsor may disclose non-public personal information about you to the funds in which you invest. The Sponsor may disclose non-public personal information about you to non-affiliated companies that work with the Sponsor to service your account(s), or to provide services or process transactions that you have requested. The Sponsor may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former shareholder, the Sponsor will adhere to the privacy policies and practices as described in this notice. The Sponsor restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Sponsor maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

Report of Independent Registered Public Accounting Firm

[To be provided by amendment]

Statement of Financial Condition

[To be provided by amendment]

VANECK SOLIDX BITCOIN TRUST

[ ],000 VanEck SolidX Bitcoin Shares

PROSPECTUS

[•], 2018

Until [                       ], 2018 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                                                 Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. All amounts shown are estimates except for the SEC registration fee:

SEC Registration fee	$ 100.70
Cboe BZX Exchange, Inc. Listing fee	[•]*
Printing and engraving expenses	[•]*
Legal fees and expenses	[•]*
Accounting fees and expenses	[•]*
Insurance	[•]*
Transfer agent and registrar fees	[•]*
Miscellaneous	[•]*
Total	$ 100.70

*                                           To be provided by amendment.

Item 14.                                                       Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

[Section 4.05 of the Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement.  Any amounts payable to a Sponsor Indemnified Party under Section 4.05 may be payable in advance or shall be secured by a lien on the Trust.  The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.]

Item 15.                                                            Recent Sales of Unregistered Securities.

None.

Item 16.                                                            Exhibits and Financial Statement Schedules.

(a)                                 Exhibits

(3)(i)	Certificate of Trust**
(4)(i)	Amended and Restated Declaration of Trust and Trust Agreement*
(4)(ii)	Form of Authorized Participant Agreement*

(5)	Opinion of Dechert LLP as to legality*
(8)	Opinion of Dechert LLP as to tax matters*

(10)(i)	Form of Administrative Services Agreement**
(10)(ii)	Form of Custody Agreement (Cash Only)**

(10)(iii)	Reserved
(10)(iv)	Form of Fund Administration and Accounting Agreement**
(10)(v)	Form of Transfer Agency and Service Agreement**
(10)(vi)	Sponsor Agreement*
(10)(vii)	Form of bitcoin Purchase and Sale Master Agreement*

(10)(viii)	Form of Index License Agreement*

(23)(i)	Consent of Independent Registered Public Accounting Firm*
(23)(ii)	Consent of Dechert LLP (included in Exhibit 5)*
(23)(iii)	Consent of Dechert LLP (included in Exhibit 8)*

(24)	Powers of Attorney (included on the signature page of this registration statement as filed with the Securities and Exchange Commission on June 5, 2018)

*                                           To be filed by amendment.

**                                      Previously filed as part of Amendment No. 3 to the Registration Statement, filed February 3, 2017.

(b)                                 Financial Statement Schedules

Not applicable.

Item 17.                Undertakings

a.              The undersigned registrant hereby undertakes:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.                  If the registrant is relying on Rule 430B (§230.430B of this chapter):

A.            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.               If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.              That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii.               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.              That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of June, 2018.

VANECK SOLIDX BITCOIN TRUST
By: SolidX Management LLC,
Sponsor of VanEck SolidX Bitcoin Trust

By:	/s/ Daniel H. Gallancy
Name:	Daniel H. Gallancy
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes Daniel H. Gallancy and Dimitri Nemirovsky, and each of them singly, his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of VanEck SolidX Bitcoin Trust in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Daniel H. Gallancy	Chief Executive Officer (Principal	June 5, 2018
Daniel H. Gallancy	Executive Officer)

/s/ Dimitri Nemirovsky	President (Principal Financial and	June 5, 2018
Dimitri Nemirovsky	Principal Accounting Officer)

*The Registrant is a trust and the persons are signing in their capacities as officers of SolidX Management LLC, the Sponsor of the Registrant.